                                    ARTICLE I

                                    PREAMBLE

     The MacDermid, Incorporated Profit Sharing and Employee Stock Ownership Plan (the "Plan") is a result of the merger, effective April 1, 1996, of the MacDermid, Incorporated Employees' Profit Sharing Plan (the "Profit Sharing Plan") and the MacDermid, Incorporated Employee Stock Ownership Plan (the "Employee Stock Ownership Plan" or "ESOP"). Effective January 1, 1999, the MacDermid Imaging Technology, Inc. 401(k) and Profit Sharing Plan (the "MacDermid Imaging Plan") was merged into the Plan in connection with the merger of MacDermid Imaging Technology, Inc. ("MacDermid Imaging") into MacDermid, Incorporated.

     The Profit Sharing Plan was established to encourage employees to take a mutual interest in improving efficiency, cost control, quality of service rendered, and thereby the Company's profits; to attract and hold its employees; and to enhance the financial growth, independence and security of the Company's employees and their families and beneficiaries at the time of retirement or disability, other termination of employment, or of death, by enabling eligible employees to share in a portion of the profits of the Company.

     The Profit Sharing Plan was intended to effectuate a moral objective of the Company to share profits with employees and also to encourage employee thrift, so as to further enhance their financial security.

     The Employee Stock Ownership Plan was established to further assist employees in planning financially for retirement, disability or termination of employment and to afford employees an opportunity to acquire a proprietary interest in the Company. The Employee Stock Ownership Plan was originally adopted as of April 1, 1980.

     The Profit Sharing Plan was originally adopted on December 15, 1952, effective as of January 1, 1952, and was approved by the United States Treasury Department on February 4, 1953. It was subsequently amended thereafter on several occasions. Such MacDermid Incorporated Employees' Profit Sharing Plan (the "Original Plan") was then separated into two plans. One was the plan continued under the name MacDermid Incorporated Ferndale Employees' Profit Sharing Plan, for those employees who were in the collective bargaining unit at the Company's facility located in Ferndale, Michigan, represented by Cylinder Gas, Chemical, Petroleum, Auto Service and Accessory Drivers, Maintenance, Mechanics, Helpers and Inside Employees Local Union No. 283, an affiliate of the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America. The other was the predecessor plan (the "Prior Plan") of the plan contained herein (the "Profit Sharing Plan") continued substantially under the name of the Original Plan for all the other employees of MacDermid, Incorporated and its domestic subsidiaries who were eligible under the Original Plan. All employees who were eligible under the Original Plan thus remained eligible under one or the other of the two plans. Both plans had been amended and restated effective April 1, 1976. The Prior Plan was subsequently amended and was further amended and restated, effective April 1, 1982. Effective April 1, 1984, both plans were again merged in the Prior Plan. Effective generally April 1, 1985,


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the Prior Plan was further amended and restated among other things to comply with the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984. The Prior Plan was subsequently amended. The Profit Sharing Plan was amended and restated generally effective April 1, 1989 to comply with the Tax Reform Act of 1986 and subsequent tax legislation and to make such other amendments as determined by MacDermid, Incorporated.

     The Profit Sharing Plan, as contained herein, and the related trust are intended to qualify as a discretionary contribution plan under section 401(a)(27) and section 501(a) of the Code, respectively, and the cash or deferred arrangement under the Plan is intended to qualify under section 401(k) of the Code. The Employee Stock Ownership Plan, as contained herein, is intended to qualify under section 401(a) and to meet the requirements for an employee stock ownership plan under section 4975(e)(7) of the Code.

     The MacDermid Imaging Plan was established effective January 1, 1996 for the benefit of eligible employees of MacDermid Imaging, then a wholly-owned subsidiary of MacDermid, Incorporated. The MacDermid Imaging Plan was intended at all times since its establishment to qualify as a discretionary contribution plan and trust under sections 401(a) and 501(a) of the Code, and the cash-or-deferred-arrangement under the MacDermid Imaging Plan was intended to qualify under section 401(k) of the Code.


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                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

     Whenever used in this instrument:

     2.1 "Acquisition Loan" means an obligation incurred by the Trustee, the proceeds of which are used to purchase qualifying employer securities, as defined in section 4975(e)(8) of the Code. An Acquisition Loan may be made or guaranteed by a disqualified person, as defined in section 4975(e)(2) of the Code.

     2.2  "Administrator" means the person or persons appointed pursuant to
Article X to administer the Plan in accordance with said Article.

     2.3 "Affiliated Company" means (a) any corporation (other than the Company) which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) with the Company; (b) any trade or business (other than the Company), whether or not incorporated, which is under common control (as defined in section 414(c) of the Code) with the Company; (c) any trade or business (other than the Company) which is a member of an affiliated service group (as defined in section 414(m) of the Code) of which the Company is also a member; or (d) any entity (other than the Company) required to be aggregated with the Company pursuant to regulations issued under section 414(o) of the Code; PROVIDED, that the term "Affiliated Company" shall not include any corporation, unincorporated trade or business or other entity prior to the date on which such corporation, trade or business or entity satisfies the affiliation or control test of (a), (b), (c) or (d) above. In identifying "Affiliated Companies" for purposes of Section 4.7(a), the definitions in sections 414(b) and (c) of the Code will be modified as provided in section 415(h) of the Code.

     2.4 "Approved Leave" means a leave of absence authorized by the Company under the Company's standard personnel practices; provided, that all persons under similar circumstances must be treated alike in the granting of such Approved Leaves; and provided further, that the Participant returns within the period specified in the Approved Leave.

     2.5 "Board of Directors" means the Board of Directors of MacDermid, Incorporated.

     2.6 "Break in Service" means one or more consecutive One Year Breaks in Service. The term "One Year Break in Service" means, with respect to any person, a Plan Year during which the person does not complete 500 or more Hours of Service, except as otherwise provided herein. An Approved Leave shall not constitute a Break in Service, but shall not be considered as Credited Service under the Plan, except as otherwise specifically provided herein.

     2.7 "Cash Distributions" means the amount which a Participant elects to receive as a cash distribution for any Plan Year in accordance with the provisions of Section 4.6.


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     2.8  "Code" means the Internal Revenue Code of 1986, as from time to time amended.

     2.9 "Company" means MacDermid, Incorporated, a corporation organized and existing under the laws of the State of Connecticut, and any Affiliated Company which adopts the Plan with the consent of MacDermid, Incorporated.

     2.10 "Compensation" means

     (a) For purposes of Section 4.7(a) and Section 8.4(a), the Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includable in gross income, including but not limited to commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances, but not including any items excludable from the definition of compensation under Treasury Regulations, section 1.415-2(d)(2) and (3).

     (b) For purposes of Section 2.30, Sections 4.7(b) and (c) and Section 8.1, the amounts specified in paragraph (a) above, but including any amount which is not includable in the gross income of an Employee by reason of sections 125, 402(e)(3), 402(g)(3), 402(h) or 403(b) of the Code.

     (c) For all other purposes under the Plan, so much of the aggregate compensation (inclusive of overtime allowances, commissions, bonuses and other extra compensation, if any, but exclusive of the contributions made by the Company to the Plan and any other employee benefit plan maintained by the Company) paid to a person while a Participant for his services to the Company during the particular Plan Year (but including also any commissions or bonuses paid during such Plan Year after termination of employment) or which would have been so paid if not deferred by the Participant's election under Section 4.3 hereof. If, because of the destruction of records or for some other reason, it shall not be reasonably possible to determine exactly the amount of compensation of a Participant for any Plan Year, the approximate amount thereof shall be determined in such manner as the Administrator shall determine.

     Consistent with section 401(a)(17) of the Code, the Compensation of each Participant for any Plan Year shall be limited for all purposes of the Plan to $150,000, as adjusted from time to time by the Secretary of the Treasury.

     2.11 "Continuous Employment" means the aggregate regular and customary employment by the Company for a period of one or more complete Plan Years, including periods of Approved Leave, and shall include all complete Plan Years of employment whether continuous or interrupted. If an Employee is absent solely because of sickness or disability, he


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shall be deemed an eligible Employee continuously employed during such period as the Company continues him on its payroll, but he shall not be deemed an eligible Employee or continuously employed during such absence after such period unless absent on Approved Leave. On and after April 1, 1969 continuous employment by the Company shall for purposes of the Plan include all continuous employment, as defined above, by Brookside AIL Corporation (formerly American Industrial Linings, Inc.). Effective January 1, 1999 continuous employment by the Company shall for purposes of the Plan include all continuous employment, as defined above, by MacDermid Imaging prior to January 1, 1999.

     2.12 "Credited Service" means, with respect to any person, the number of Plan Years during each of which such person has completed at least 1,000 Hours of Service; provided, however, that:

     (a) Notwithstanding anything in this Section 2.12 to the contrary, for any Participant, the Participant's last period of Continuous Employment with the Company prior to April 1, 1976 shall be counted as Credited Service. The partial year beginning a Participant's such last period of Continuous Employment shall be deemed to be one full year of Credited Service if such partial year began on or before October 31.

     (b) In the case of any person who does not have any nonforfeitable right to a benefit derived from Company contributions, years of Credited Service prior to any Break in Service shall not be taken into account if the number of consecutive One Year Breaks in Service is five or more. The aggregate number of years of Credited Service prior to such Break in Service shall be deemed not to include any years of Credited Service not required to be taken into account under this Section by reason of any prior Break in Service.

     (c) Solely for purposes of determining Credited Service under the Employee Stock Ownership Plan, for Plan Years beginning prior to April 1, 1989, an Employee shall be credited with a year of Credited Service if the Employee was performing services on the last day of such Plan Year. If the Employee was not performing services on the last day of any such Year, he will be deemed to have incurred a One Year Break in Service for such Plan Year.

     2.13 "Early Retirement Age" means age 55.

     2.14 "Effective Date" means April 1, 1996.

     2.15 "Elective Contribution" means the contribution made on behalf of a Participant under Section 4.3 consisting of the Elective Contribution to Profit Sharing Plan and/or Elective Contribution to ESOP. "Elective Contribution to Profit Sharing Plan" and "Elective Profit Sharing Contribution" mean the Elective Contribution made to the Profit Sharing Plan on behalf of a Participant under Section 4.3(a); and "Elective Contribution to ESOP" and "Elective ESOP


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


Contribution" mean the Elective Contribution to the ESOP made on behalf of a Participant under Section 4.3(b).

     2.16 "Elective Contribution Account" means either an Elective Profit Sharing Contribution Account or Elective ESOP Contribution Account maintained for a Participant to record his Elective Contributions and adjustments thereto. "Elective Profit Sharing Contribution Account" and "Elective ESOP Contribution Accounts" mean the accounts maintained for a Participant to record his Elective Contributions to Profit Sharing Plan and Elective Contributions to ESOP, respectively, and adjustments thereto.

     2.17 "Employee" means any person between whom and the Company or an Affiliated Company there exists the common law relationship of employee and employer and who is receiving remuneration for personal services rendered to the Company or an Affiliated Company, as the case may be, including any person absent on Approved Leave and any person who is also an officer or director of the Company or an Affiliated Company, but excluding (a) any officer or director not otherwise employed by the Company or an Affiliated Company, (b) any person who merely receives from the Company, an Affiliated Company or the Trust a retirement allowance or benefit, retainer or fee under contract but who is not otherwise an employee, (c) any employee who, by virtue of a general bargaining obligation, agreement or good faith impasse between the Company or an Affiliated Company and a labor organization which the Company or the Affiliated Company is legally obligated to recognize as such employee's exclusive bargaining representative, is precluded from participation in the Plan and (d) any person who is a nonresident alien and who receives no earned income from the Company or an Affiliated Company which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code). Any person who is a "leased employee," within the meaning of section 414(n) of the Code, and any person required to be considered an employee pursuant to regulations under section 414(o) of the Code, shall be considered an employee to the extent required under such section; provided, that no such person shall be eligible to become a Participant until he is actually employed by the Company.

     2.18 "Employee ESOP Contribution" means the amount contributed by a Participant under the Employee Stock Ownership Plan for each Plan Year pursuant to Section 4.4.

     2.19 "Employee ESOP Contribution Account" means the account maintained for a Participant to record his Employee ESOP Contributions and adjustments thereto.

     2.20 "Employee Profit Sharing Contribution" means the amount contributed by a Participant under the Plan pursuant to Section 4.2.

     2.21 "Employee Profit Sharing Contribution Account" means the account maintained for a Participant to record his Employee Profit Sharing Contributions and adjustments thereto.

     2.22 "Employee Stock Ownership Plan" or "ESOP" means the Employee Stock Ownership Plan contained in the Plan.


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     2.23 "Employer Contribution" means the amount contributed by the Company under the Profit Sharing Plan for each Plan Year pursuant to Section 4.1.

     2.24 "Employer Contribution Account" means the account maintained for a Participant to record his share of the contributions of the Company under
Section 4.1 and adjustments thereto.

     2.25 "Employer ESOP Contribution" means the amount contributed by the Company under the Employee Stock Ownership Plan for each Plan Year in accordance with Section 4.5.

     2.26 "Employer ESOP Contribution Account" means the account maintained for a Participant to record his share of the Employer ESOP Contributions made by the Company and adjustments thereto.

     2.27 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     2.28 "Fiduciary" means the Company, the Administrator and the Trustee, but only with respect to the specific responsibilities of each with respect to the administration of the Plan and Trust Fund, as provided in Article X.

     2.29 "Forfeiture" means the portion of a Participant's Employer Contribution Account and Employer ESOP Contribution Account which is forfeited because of termination of employment before full vesting.

     2.30 "Highly Compensated Employee" means

     (a) For Plan Years beginning on or before January 1, 1996, an Employee who, during the Plan Year in question or the preceding Plan Year,

          (i) was at any time a five-percent owner (as defined in section 416(i)(1) of the Code) of the Company,

          (ii) received Compensation in excess of $75,000,

          (iii) received Compensation in excess of $50,000 and was in the top-paid group of employees (as defined in section 414(q) of the Code, based upon the exclusion of all employees excludable under section 414(q)(8)) for the Year, or

          (iv) was at any time an officer of the Company and received Compensation greater than 150 percent of the amount in effect under section 415(b)(1)(A) of the Code for such Year.


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               The $75,000 and $50,000 amounts in (ii) and (iii) above shall automatically be adjusted if and to the extent the corresponding amounts in section 414(q) of the Code are adjusted by the Secretary of the Treasury. No more than 50 Employees (or, if less, the greater of three Employees or 10 percent of all Employees) shall be treated as officers for purposes of clause (iv) above. An individual who was not described in (i), (ii), (iii), or (iv) above during the preceding Plan Year shall be a Highly Compensated Employee during the current Plan Year only if he is described in (i) above or is among the 100 Employees with the greatest Compensation for the current Plan Year.

               If an Employee is described in (i) above or is among the ten Employees with the greatest Compensation during the Plan Year, the Employee and any family members, as defined in section 414(q)(6) of the Code, who are also Employees shall be treated as a single Employee.

     (b)  For Plan Years beginning on or after January 1, 1997, an Employee who
          (i) was a 5-percent owner, as defined in section 416(i)(1) of the Code, of the Company at any time during the Plan Year or the preceding Plan Year, or (ii) for the preceding Plan Year received Compensation from the Company in excess of $80,000 (adjusted as provided in Section 415(d) of the Code), and, if the Company elects the operation of the remainder of this clause (ii), was in the top twenty percent of all Employees of the Company on the basis of Compensation for such preceding Plan Year.

     2.31 "Hours of Service" means for any Employee during any period of time:

     (a) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company, each such hour to be credited to the Employee for the computation period in which such duties were performed.

     (b) (i) Each hour for which the Employee is directly or indirectly paid, or entitled to payment, on account of any of the following periods during which no duties are performed; PROVIDED, HOWEVER, that no more than 501 Hours of Service shall be credited under this paragraph (b) to any person on account of any single continuous period during which he performs no duties; and FURTHER PROVIDED, that Hours of Service shall not be credited under this paragraph (b) for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws:

                         (A) Periods of time during which the Employee has been excused from work by the Company or an Affiliated


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


                    Company by reason of vacation, holiday, illness, incapacity (including disability), layoff or jury duty; PROVIDED, that in the event that such person fails to return to work upon the expiration of the period for which he has been so excused, his employment shall be deemed to terminate upon such expiration;

                         (B) Periods of Approved Leave authorized in writing by the Company; PROVIDED, that in the event the Employee fails to return to the active employ of the Company or the Affiliated Company upon the expiration of the period of such Approved Leave his employment shall be deemed to terminate upon such expiration;

          (ii) (A) In the case of a payment made or due which is calculated on the basis of units of time, the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated. Such hours shall be credited to the computation period in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

                         (B) In the case of a payment made or due which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the person's most recent hourly rate of compensation before the period during which no duties are performed. For purposes of this subparagraph
                    (b)(ii)(B), a person's most recent hourly rate of compensation shall be (1) if his compensation is determined on the basis of an hourly rate, his most recent hourly rate of compensation, (2) if his compensation is determined on the basis of a fixed rate for specified periods of time (other than hours), his most recent rate of compensation for such specified period of time divided by the number of hours regularly scheduled for the performance of duties during such period of time, and (3) if his compensation is not determined on the basis of a fixed rate for specified periods of time, the lowest hourly rate of compensation paid to employees in the same job classification as his, or if no employees in the same job classification have an hourly rate, the minimum wage as established from time to time under section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended. Any hours to be credited under this subparagraph (b)(ii)(B) shall be credited to the computation period in which the period during which no duties are performed occurs, or if the period during which no duties are performed extends beyond one computation


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


                    period, shall be allocated between not more than the first two computation periods on any reasonable basis which is consistently applied with respect to all employees within the same job classification, reasonably defined.

          (iii) Notwithstanding any of the foregoing provisions of this paragraph (b), a person is not required to be credited hereunder on account of a period during which no duties are performed with a number of Hours of Service which is greater than the number of hours regularly scheduled for the performance of duties during such period.

          (iv) For purposes of this paragraph (b), in the case of a person without a regular work schedule, such person shall be deemed to have a 40 hour work week.

     (c) To the extent not already credited under paragraph (a) or (b) of this Section, each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or the Affiliated Company, each such hour being credited to the computation period to which such award or agreement pertains; PROVIDED, that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) shall be subject to the limitations set forth in such paragraph (b).

     (d) To the extent not already described under paragraph (a), (b), or (c) of this Section, each hour as is determined by the Company to be credited for periods covered by leaves of absence authorized by it or an Affiliated Company; PROVIDED, HOWEVER, that all such determinations shall be uniform and applicable to all persons similarly situated.

     (e) Solely for purposes of determining whether a Break in Service has occurred, with respect to a person who furnishes to the Administrator such information as shall be reasonably required to establish that he is absent from work for maternity or paternity reasons, the number of Hours of Service which would normally have been credited to him during such absence but for such absence (or, if the number of such Hours of Service cannot be determined, eight Hours of Service for each day of such absence); PROVIDED, HOWEVER, that no more than 501 Hours of Service shall be credited with respect to any such maternity or paternity absence.

               For purposes of this paragraph (e), an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.


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               Hours of Service credited in accordance with this paragraph (e)
          shall be credited for the computation period in which the absence begins, if necessary to prevent the Employee from incurring a Break in Service in such period, or if not, in the computation period following the period in which the absence begins if necessary to prevent such a Break in Service in that period.

     (f) To the extent not already credited under paragraph (a), (b), (c), (d), or (e) of this Section, each period of qualified military service in the uniformed services (as defined for purposes of section 414(u)(5) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA")) served by an Employee shall be considered, upon reemployment of the Employee by the Company under USERRA, for purposes of the Plan to be service with the Company.

     2.32 "Income" means the net gain or loss of the Trust Fund or of a separate investment fund within the Trust Fund, as the case may be, from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on investments and expenses paid from the Trust Fund. In determining the Income of the Trust Fund or any separate fund for any period, assets shall be valued on the basis of their fair market value.

     2.33 "Investment Committee" means a committee appointed by the Board of Directors pursuant to Section 10.1.

     2.34 "Investment Manager" means an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in that Act, or an insurance company qualified to manage, acquire or dispose of assets of the Plan under the laws of more than one State, which is appointed pursuant to Section 10.1 to manage, acquire or dispose of assets of the Plan.

     2.35 "MacDermid Imaging" means MacDermid Imaging Technology, Inc.

     2.36 "MacDermid Imaging Plan" means the MacDermid Imaging Technology, Inc. 401(k) and Profit Sharing Plan established by MacDermid Imaging effective January 1, 1996.

     2.37 "Normal Retirement Age" means age 60.

     2.38 "Participant" means an Employee of the Company who has become a Participant in the Plan in the manner set forth in Article III.

     2.39 "Plan" means the MacDermid, Incorporated Profit Sharing and Employee Stock Ownership Plan contained herein, as from time to time amended.

     2.40 "Plan Year" or "Limitation Year" means the fiscal year of the Company, which is the 12-month period commencing on each April 1 and ending the next succeeding March 31.


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     2.41 "Prior ESOP" means the MacDermid, Incorporated Employee Stock
Ownership Plan as in effect from time to time prior to the Effective Date.

     2.42 "Prior Plan" means the MacDermid, Incorporated Employees' Profit Sharing Plan as in effect from time to time prior to the Effective

     2.43 "Profit Sharing Plan" means the profit sharing plan contained in the Plan.

     2.44 "Required Matching Amount" means, with respect to any Participant for any period (except as hereinafter provided), an amount equal to 50 percent of the Elective Contributions to ESOP made by the Participant under Section 4.3(b) for such period not in excess of 7 percent of his Compensation for the Plan Year; PROVIDED, HOWEVER, that for the period commencing on the Effective Date and ending on December 31, 1998, inclusive, "Required Matching Account" means, with respect to any Participant during such period, an amount equal to 50 percent of the Employee ESOP Contributions made by the Participant under Section
4.4 for such period not in excess of 7 percent of his Compensation for the affected Plan Year. The "Required Annual Matching Amount" means the aggregate Required Matching Amounts with respect to all Participants for a Plan Year.

     2.45 "Transferred National Starch Employee" means any individual who became an Employee of MacDermid, Incorporated pursuant to Section 6.1 of the Purchase and Sale Agreement dated September 29, 1997 by and among National Starch and Chemical Company and MacDermid, Incorporated.

     2.46 "Trustee" means, collectively, the trustee or trustees acting under the Trust Agreement.

     2.47 "Trust Agreement" means the agreement between the Company and the Trustee establishing the trust.

     2.48 "Trust Fund" means the principal and Income of the trust under the Trust Agreement.

     2.49 "Valuation Date" means June 30, September 30, December 31 and March 31 of each Plan Year and such other dates as the Administrator may determine.

     The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular shall include the plural, unless the context indicates otherwise. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision or Section.


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                                   ARTICLE III

                            PARTICIPATION AND SERVICE

     3.1 PARTICIPATION. Each individual who was a participant in the Prior Plan or the Prior ESOP on March 31, 1996 shall become a Participant in the Plan as of the Effective Date; PROVIDED, that he is an Employee of the Company on such date; and PROVIDED FURTHER that each Transferred National Starch Employee shall become a Participant in the Plan as of the date such individual becomes an Employee of the Company but in no event prior to September 29, 1997. Each individual who was a participant in the MacDermid Imaging Plan on January 1, 1999 shall become a Participant in the Plan as of such date; PROVIDED, that he is an Employee of the Company on such date. Any other Employee of the Company shall become a Participant in the Plan in accordance with the following:

          (a) For purposes of making Elective Contributions under the Profit Sharing Plan, an Employee shall become a Participant as of the later of (i) the first day of the calendar month next following the date his employment with the Company begins and (ii) the date on which he files with the Administrator a salary reduction agreement in accordance with Section 4.3 to have Elective Contributions made to the Plan on his behalf; PROVIDED, that for Plan Years beginning before April 1, 1998, for purposes of making Elective Contributions under the Profit Sharing Plan, an Employee shall become a Participant as of the first day of the calendar quarter following the later of (i) date on which he completes three months of service with the Company and (ii) the date on which he files with the Administrator a salary reduction agreement in accordance with Section 4.3 to have Elective Contributions made to the Plan on his behalf. No such Participant shall be entitled to an allocation of Employer Contributions or Forfeitures, or be permitted to make Employee Profit Sharing Contributions under the Profit Sharing Plan, until the requirements of paragraph (b)(i) have been satisfied, PROVIDED, that for Plan Years beginning before April 1, 1998 no such Participant shall be entitled to an allocation of Employer Contributions or Forfeitures, or be permitted to make Employee Profit Sharing Contributions under the Profit Sharing Plan, until the requirements of paragraph (b)(ii) have been satisfied;

          (b) (i) Effective April 1, 1998, for purposes of eligibility to receive a portion of an Employer Contribution in accordance with Sections 4.1 and 5.2, an Employee shall become a Participant in the Profit Sharing Plan (A) as of March 1 of the first Plan Year during which he is an Employee, PROVIDED, that his employment by the Company commences on or prior to October 1 of such Plan Year and he is at least 21 years of age as of such March 1 date; or (B) as of March 1 of the second Plan Year during which he is an Employee, PROVIDED, that his employment with the Company commences after October 1 of the first Plan Year during which he is an Employee and he is at least 21 years of age as of such March 1 date. In the event that an Employee is ineligible to become a Participant under the preceding sentence solely because he is less than 21 years old, then he shall become a Participant in the Profit Sharing Plan as of March 1 next following the date he attains 21 years of age;

               (ii) For Plan Years beginning before April 1, 1998 an Employee shall become a Participant in the Profit Sharing Plan commencing on April 1 nearest the date on which he (i) reaches the age of 21 years and (ii) completes a 12-month period of employment during which he had 1,000 Hours of Service. The 12-month period shall be the earliest of either the 12-month period commencing on the date of completion of his first Hour of Service on any Plan Year commencing thereafter;

          (c) An Employee shall become a Participant in the Employee Stock Ownership Plan as of the later of (i) the first day of the calendar month next following the date his employment with the Company begins and (ii) the date on which he files with the Administrator a salary reduction agreement in accordance with
               Section 4.3 authorizing Elective ESOP Contributions and/or an agreement to make Employee ESOP Contributions in accordance with
               Section 4.4; PROVIDED, that for Plan Years beginning before April 1, 1998, an Employee shall become a Participant in the Employee Stock Ownership Plan as of the first day of the calendar quarter coinciding with or next following the later of (i) the date on which he completes three months of service with the Company and
               (ii) the date on which he files with the Administrator an agreement to make Employee ESOP Contributions in accordance with
               Section 4.4;

provided, in each case, that he is an Employee of the Company on such date.

     3.2 TERMINATION OF PARTICIPATION. A Participant shall cease to be a Participant in the Plan on the first to occur of the following events:

          (a) His retirement at or after reaching Early Retirement Age or Normal Retirement Age in accordance with Section 6.1;

          (b)  His retirement as the result of disability in accordance with
               Section 6.2;

          (c)  His death;

          (d) His termination of employment with the Company for reasons other than retirement, disability or death; and

          (e)  The termination of the Plan.

     3.3 REJOINING AFTER TERMINATION OF PARTICIPATION. Each Participant whose participation in the Plan terminates as a result of his retirement, disability or termination of employment for reasons other than retirement, disability or death shall again become a Participant as of the first day of his reemployment as an Employee of the Company.

     3.4 INACTIVE STATUS. In the event that any Participant shall in any Plan Year accumulate 500 or more but less than 1,000 Hours of Employment or be on Approved Leave and have accumulated less than 1,000 Hours of Employment, his Employer Contribution Account and Employer ESOP Contribution Account shall be placed on inactive status. In such case, such Plan Year shall not be considered as a period of Credited Service for the purpose of determining the Participant's vested interest in accordance with Section 6.4, and the Participant shall not share in the Employer Contribution (except as otherwise provided in Section 5.2) or in Forfeiture allocations for any such Year, but he shall continue to receive Income allocations with respect to his Accounts in accordance with Section 5.5. Such Participant shall cease to have any right to make contributions pursuant to Sections 4.2, 4.3 and 4.4. In the event such Participant accumulates 1,000 Hours of Service in a subsequent Plan Year, his Employer Contribution Account and Employer ESOP Contribution Account shall be restored to active status with full rights and privileges under the Plan restored.

     3.5 PRIOR PLAN PROVISIONS TO APPLY TO CERTAIN PERSONS. The provisions of the Plan as contained herein shall apply only to Employees who terminate employment or participation in the Plan on or after the Effective Date; PROVIDED, HOWEVER, that the rights and benefits, if any, of each Employee participating in the MacDermid Imaging Plan who terminates employment or participation in the MacDermid Imaging Plan on or between the Effective Date and December 31, 1998 shall be determined in accordance with the provisions of the MacDermid Imaging Plan in effect on the date such Employee terminates his employment or participation. The rights and benefits, if any, of each other Employee shall be determined in accordance with the provisions of the Prior Plan and the Prior ESOP, or to the extent applicable, the MacDermid Imaging Plan, in effect on the date such Employee terminates his employment or participation.

                                   ARTICLE IV

                                  CONTRIBUTIONS


     4.1 EMPLOYER CONTRIBUTIONS. The Company shall pay over to the Trust Fund for each Plan Year as an Employer Contribution under the Profit Sharing Plan the amount, if any, determined by the Board of Directors in its sole discretion.

     The Employer Contribution for each Plan Year shall be paid over to the Trustee by the Company not later than the time prescribed by law for filing its Federal income tax return, including any extensions thereof, with respect to the Company's fiscal year ending with, or within which ends, such Plan Year.

     The Employer Contribution shall be prorated between MacDermid, Incorporated and the Affiliated Companies participating in the Plan on the basis of the Compensation attributable to Participants who are Employees of each during the Plan Year and who are eligible to receive a portion of such Contribution in accordance with Section 5.2.

     4.2 EMPLOYEE PROFIT SHARING CONTRIBUTIONS. Each Participant may elect to make Employee Profit Sharing Contributions on an "after-tax" basis under the Profit Sharing Plan; PROVIDED, HOWEVER, that such Contributions may not exceed 10 percent of the Participant's Compensation for the Plan Year, less any Employee ESOP Contributions made by the Participant to the Plan pursuant to
Section 4.4 or any voluntary contributions made by the Employee under any other qualified plan of the Company or an Affiliated Company; PROVIDED, HOWEVER, that effective January 1, 1999, the maximum percentage that may be elected under this
Section 4.2 shall be reduced to five percent; and PROVIDED further, that in no event may a Participant elect to contribute any percentage to the Profit Sharing Plan under this Section 4.2 which when combined with all Elective Contributions and Employee ESOP Contributions made with respect to the same Limitation Year, exceeds twenty percent of the Participant's Compensation. Employee Profit Sharing Contributions may be made by means of payroll deduction in an amount equal to the percentage of Compensation designated by the Participant. A Participant may also make Employee Profit Sharing Contributions by means of direct payments to the Company which is his employer. A Participant may terminate such Contributions at any time, and may elect to increase or decrease the amount of Employee Profit Sharing Contributions at such time and subject to such notice and timing requirements as the Administrator shall determine.

     The aggregate amount of all Employee Profit Sharing Contributions deducted by or paid to the Company in any month shall be promptly paid over to the Trust Fund by the Company as soon as such amounts can reasonably be segregated from the assets of the Company, in accordance with applicable Department of Labor regulations.

     Employee Profit Sharing Contributions shall be fully vested and nonforfeitable at all times. The Administrator shall prescribe rules as to the time and manner of making Employee

Profit Sharing Contributions, including any minimum payroll deduction which may be elected per payroll period and the effective date of any such election, and shall provide appropriate forms to be used in making Employee Profit Sharing Contributions and elections in connection therewith. Elections by Participants pursuant to this Section 4.2 shall be made in writing in accordance with such rules as may be prescribed by the Administrator.

     4.3  ELECTIVE CONTRIBUTIONS.

          (a) ELECTIVE CONTRIBUTIONS TO PROFIT SHARING PLAN. A Participant may elect in writing by a salary reduction agreement with the Company to have the Company contribute to the Profit Sharing Plan on his behalf any percentage, up to a maximum of nine percent, of his Compensation payable thereafter while he is a Participant in the Plan; PROVIDED, HOWEVER, that effective January 1, 1999, the maximum percentage of Compensation that may be contributed to the Profit Sharing Plan pursuant to this Section 4.3(a) shall be eight percent.

               A Participant may from time to time change such percentage by entering into a new salary reduction agreement or may at any time voluntarily suspend any Elective Contributions on his behalf by revoking any salary reduction agreement then in effect for him; PROVIDED, HOWEVER, that a Participant who suspends his Elective Contributions may resume such contributions in accordance with Plan procedures; and PROVIDED further, that any election of a percentage greater than eight percent in effect as at December 31, 1998 shall be deemed to be changed to eight percent by the Participant effective January 1, 1999.

          (b) ELECTIVE CONTRIBUTIONS TO ESOP. Effective January 1, 1999, a Participant may elect in writing by a salary reduction agreement with the Company to have the Company contribute to the Employee Stock Ownership Plan on his behalf any percentage, up to a maximum of seven percent, of his Compensation payable thereafter while he is a Participant in the Plan.

               A Participant may from time to time change such percentage by entering into a new salary reduction agreement or may at any time voluntarily suspend any Elective Contributions on his behalf by revoking any salary reduction agreement then in effect for him; PROVIDED, HOWEVER, that a Participant who suspends his Elective Contributions may resume such contributions in accordance with Plan procedures.

          (c) SALARY REDUCTION AGREEMENTS, ETC. A salary reduction agreement entered into by a Participant in accordance with this Section 4.3 shall be applied to reduce his Compensation otherwise payable by the Company for each full pay period after the effective date of such salary reduction agreement until revoked or changed. Any such salary reduction agreement:

               (i) shall be effective as of the first day of the calendar month next following its execution or as of such other date subsequent to its execution as may be approved by the Administrator, and

               (ii) shall remain in effect unless and until (A) revoked by the
                    Participant by written notice to the Administrator, such revocation being effective as of the first full pay period next following receipt by the Administrator of such notice or as of such other date subsequent to the receipt of such notice as may be approved by the Administrator, or (B) superseded by a subsequent salary reduction agreement entered into in accordance with the provisions of this Section.

               Elective Contributions shall be paid over to the Trust Fund by the Company as soon as such amounts can reasonably be segregated from the assets of the Company, in accordance with applicable Department of Labor regulations.

               Elective Contributions shall be fully vested and nonforfeitable at all times. The Administrator shall prescribe such rules as he deems necessary or appropriate as to the form and manner in which elections and salary reduction agreements pursuant to this
               Section 4.3 are to be made. Elections and agreements shall be made in writing in accordance with such rules as may be prescribed by the Administrator.

     4.4 EMPLOYEE ESOP CONTRIBUTIONS. Each such Participant may contribute to the Employee Stock Ownership Plan on an "after-tax basis" for each Plan Year any whole percentage of his Compensation from one percent to 11 percent inclusive less any Employee Profit Sharing Contributions made by the Participant to the Plan pursuant to Section 4.2 or any voluntary contributions made by the Participant under any other qualified Plan of the Company or an Affiliated Company; PROVIDED, HOWEVER, that effective January 1, 1999, the maximum percentage that may be elected under this Section 4.4 shall be reduced to five percent; and PROVIDED further, that in no event may a Participant elect to contribute any percentage to the ESOP under this Section 4.4 which, when combined with all Elective Contributions and Employee Profit Sharing Contributions made with respect to the same Limitation Year, exceeds twenty percent of the Participant's Compensation. Such contribution shall be made pursuant to an election in writing, made in such form and manner as the Administrator may prescribe and delivered to the Administrator on or before the date on which the Participant begins participation in the Plan. Contributions may be made through payroll deductions, lump sum deposits or by such other methods as may be approved by the Administrator. A Participant may revoke or change a contribution election as of the first day of any calendar month by providing notice to the Administrator at least 20 days before such revocation or change is to become effective; PROVIDED, that a Participant may revoke or change an authorization to make contributions through payroll deduction at any time; and PROVIDED further, that any percentage elected by a Participant under this
Section 4.4 which, as of January 1, 1999, exceeds twenty percent when combined with the percentage of Compensation elected by the Participant pursuant to
Section 4.3, shall be deemed to be reduced by the Participant, effective December 31, 1998 by the number of whole percentage points necessary to cause the Participant's aggregate contributions under Sections 4.3 and 4.4 to be not more than twenty percent of the Participant's Compensation. Employee ESOP Contributions shall be paid to the Trustee within ten business days after the end of each month.

     Notwithstanding the foregoing, no Participant election shall be effective unless and until a registration statement relating to participation interests in the Plan has been filed with the Securities and Exchange Commission and has become effective within the meaning of the Securities Act of 1933, as amended, and each Participant has received a final prospectus.

     4.5 EMPLOYER ESOP CONTRIBUTIONS. The Company shall contribute to the Employee Stock Ownership Plan for each Plan Year, in cash or Company Stock, or a combination of both, an amount which, when added to the allocable Forfeitures for such Plan Year, equals the Required Annual Matching Amount. No Employer ESOP Contribution shall be required for any Plan Year with respect to which the amount of Forfeitures equals or exceeds the Required Annual Matching Amount. For purposes of this Section 4.5, Company Stock shall be valued at the closing price for the trading day of the date of contribution. Notwithstanding the foregoing, in the event that at any time shares of Company Stock are not listed on a National Securities Exchange registered under section 6 of the Securities Exchange Act of 1934, as amended, or quoted on a system sponsored by the National Securities Association under section 15A(b) of such Act, valuation of Company Stock for all purposes under the Plan shall be made by an independent appraiser, within the meaning of section 401(a)(28) of the Code. Forfeitures for any Plan Year in excess of the Required Annual Matching Amount for such Plan Year shall be held in the Trust Fund in a separate account for allocation for the following Plan Year.

     4.6 CASH DISTRIBUTIONS. Each Participant entitled to a share of an Employer Contribution for any Plan Year made under Section 4.1 may elect, in lieu of having his entire share of such Contribution paid to the Trust Fund and applied for his benefit, to receive a Cash Distribution from the Company which is his employer, in an amount equal to 33 1/3 percent of his vested share (to the extent such share does not exceed five percent of his Compensation) of his portion of the Employer Contribution for the Plan Year. Such election must be made by submitting to the Administrator, not later than March 1 of the Plan Year for which the Contribution is to be made, a completed form as prescribed by the Administrator. An election to receive a Cash Distribution for any Plan Year is irrevocable. A new election must be filed for each Plan Year in order to receive a Cash Distribution with respect to each such Plan Year.

     That portion of the Employer Contribution allocated to a Participant which may be distributed in cash pursuant to this Section shall be fully vested and nonforfeitable at all times. In the event of the death of the Participant before payment of any elected Cash Distribution, such payment shall be made in accordance with Section 6.3.

     4.7  LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS.

     (a)  LIMITATIONS ON ANNUAL ADDITIONS UNDER CODE SECTION 415.
          Notwithstanding any other provision of the Plan, the total annual additions (within the meaning of Code section 415(c)(2)) made to a Participant's Accounts hereunder for any Limitation

          Year, when added to the annual additions to his accounts for such Year under all other defined contribution Plans maintained by the Company and the Affiliated Companies, shall not exceed the amount permitted under section 415 of the Code. For Plan Years beginning before January 1, 2000, in the case of a Participant who also participates in a defined benefit plan maintained by the Company or an Affiliated Company, the annual addition for a limitation year will, if necessary, be further limited so that the sum of the Participant's "defined contribution fraction" (as determined under Code section 415(e) and Treasury Regulations thereunder) and his "defined benefit plan fraction" (as so determined) for such Limitation Year does not exceed
          1.0. To the extent necessary to satisfy the limitations of section 415 of the Code for any Participant, the annual addition which would otherwise be made with respect to the Participant under the Plan shall be reduced only after the Participant's benefit is reduced under any defined benefit plan.

               Notwithstanding the foregoing, with respect to the Employee Stock Ownership Plan, if no more than one-third of the Employer ESOP Contributions for any Plan Year are allocated to the Accounts of Participants who are Highly Compensated Employees, any Employer ESOP Contributions applied to the payment of interest on an Acquisition Loan and Forfeitures of shares of Company Stock acquired with the proceeds of such a Loan shall not be included in determining annual additions.

               In the event that the amounts otherwise allocable hereunder to the Accounts of any Participant for any Plan Year would be in excess of the limitations provided in this Section 4.7(a), such excess shall be disposed of in the following order:

               (i) First, any voluntary Employee Profit Sharing Contributions to the Plan, to the extent that their return would reduce such excess, shall be forthwith returned to the Participant.

               (ii) Second, any voluntary Employee ESOP Contributions that are not matched by Employer ESOP Contributions, to the extent that their return would reduce such excess, shall be forthwith returned to the Participant.

               (iii) Third, to the extent such excess is attributable to
                    Employer Contributions under the Plan for the Plan Year, such excess shall be reallocated among other eligible Participants in accordance with Section 5.2.

               (iv) Fourth, to the extent such excess is attributable to any
                    Employee ESOP Contributions for the Plan Year that would have been matched by Employer ESOP Contributions, such excess shall be forthwith returned to the Participants.

               (v) Fifth, to the extent such excess is attributable to Forfeitures under the Plan, such excess shall be reallocated among other eligible Participants in accordance with Section 5.7.

               (vi) Sixth, such excess shall otherwise be held in a suspense account and used to reduce the Employer Contribution or the Employer ESOP Contribution for the following Plan Year and each succeeding Plan Year if necessary; PROVIDED, HOWEVER, that no such suspense account shall participate in the allocation of the investment earnings, gains or losses under the Plan.

     (b)  NONDISCRIMINATION PROVISIONS UNDER CODE SECTION 401(k)(3).

          (i) Notwithstanding any other provision of the Plan, the Plan shall at all times meet the applicable requirements of Code section 401(k)(3) and Treasury Regulations thereunder, which are incorporated herein by reference.

          (ii) CORRECTION OF EXCESS CONTRIBUTIONS. If the Elective Contributions made on behalf of Plan Participants, when added to that portion of the Employer Contribution which may be distributed in cash under Section 4.6, would cause the Plan to fail the nondiscrimination tests under Code section 401(k)(3), then any excess contributions and any allocable income or loss shall be distributed to the affected Participants no later than 12 months after the close of the Plan Year in which the excess contribution was made. Any excess contributions to be distributed shall be reduced by excess deferrals previously distributed under Section 4.7(d).

                    If a distribution becomes necessary, it will be first
               applied to the Participant who is the Highly Compensated Employee having the highest actual deferral amount, determined under Code section 401(k)(3) and applicable regulations, until the requirements of section 401(k)(3) are met or until such Participant's actual deferral amount is reduced to the same amount as that of the Participant who is the Highly Compensated Employee having the next highest actual deferral amount. If further limitations are required, the process shall be repeated until the requirements of section 401(k)(3) are met.

                    The Administrator shall maintain such records as are
               necessary to demonstrate compliance with the requirements of Code section 401(k)(3).

     (c)  NONDISCRIMINATION PROVISIONS UNDER CODE SECTION 401(m)(2).

          (i) Notwithstanding any other provision of the Plan, the Plan shall at all times meet the applicable requirements under Code section 401(m)(2) and

               Treasury Regulations thereunder, which are incorporated herein by reference.

          (ii) CORRECTION OF EXCESS AGGREGATE CONTRIBUTIONS. If the Employee Profit Sharing Contributions made on behalf of Plan Participants would cause the Plan to fail the nondiscrimination tests under Code section 401(m)(2), then any excess aggregate contributions and any allocable income shall be returned to the affected Participants no later than 12 months after the close of the Plan Year in which the excess aggregate contribution was made.

                    If a distribution become necessary, it will be first applied to the Participant who is the Highly Compensated Employee with the highest actual contribution amount, determined under Code section 401(m)(2) and applicable regulations, until the requirements of Code section 401(m)(2) are met or until such Participant's actual contribution amount is reduced to the same percentage level as that of the Participant who is the Highly Compensated Employee having the next highest actual contribution amount. If further limitations are required, this process shall be repeated until the requirements of Code section 401(m)(2) are met. A Participant's excess aggregate contributions will be designated by the Company as a distribution of excess aggregate contributions.

                    The Administrator shall maintain such records as are
               necessary to demonstrate compliance with the requirements of Code section 401(m)(2).

     (d)  LIMITATION OF CODE SECTION 402(g).

          (i) Elective Contributions made on behalf of a Participant, when added to that portion of the Employer Contribution which may be distributed in cash under Section 4.6 and to the Participant's elective deferrals (within the meaning of section 402(g)(3) of the Code) under all plans, contracts or arrangements maintained by the Company or an Affiliated Company shall not exceed the limitation of section 402(g) of the Code (as from time to time adjusted by the Secretary of the Treasury).

          (ii) CORRECTION OF EXCESS DEFERRALS. Notwithstanding any other provision of the Plan, if prior to March 1 following the close of a Participant's taxable year, the Participant notifies the Plan that he requests a return of that portion of his prior Plan Year's Elective Contributions which exceeds the limit of Code section 402(g) (and any income allocable to such amount) the Plan may (but is not required to) return such excess amount with income allocable thereto not later than the April 15 following the end of the Participant's taxable year. The Participant's request will be limited solely to Elective Contributions deemed made in the immediately prior taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designate the distribution as a distribution of an excess deferral. The Administrator shall establish such rules as it deems necessary to carry out the effect of this provision.

     4.8 LIMIT ON CONTRIBUTIONS OF COMPANY. The sum of the contributions by the Company shall in no event be greater than the amount which is deductible under section 404 of the Code. All Company contributions are hereby conditioned on their deductibility under section 404 of the Code.

     4.9 LIMITED RETURN OF CONTRIBUTIONS. Notwithstanding any other provision of the Plan, any contribution which was made by the Company under a mistake of fact or which was conditioned on the deductibility of the contribution under section 404 of the Code, but the deduction of which is disallowed or treated as disallowed, shall upon request of the Company be returned to it within one year following the payment of such contribution or the disallowance of such deduction (to the extent disallowed), whichever is applicable.

     4.10 CERTAIN TRANSFERS. A Participant otherwise entitled to receive a distribution from the Employee Stock Ownership Plan during his employment with the Company may roll over or direct the transfer of all or any portion of such distribution to the Profit Sharing Plan. Such amount shall be held by the Trustee in a separate account and invested at the direction of the Participant as provided in Section 5.9. Amounts representing the balance to the credit of each participant in the MacDermid Imaging Plan who becomes a Participant as of January 1, 1999 shall be transferred to the Plan and each such amount shall be held in one or more separate individual accounts created by the Plan Administrator in accordance with Article V of the Plan for the benefit of the affected Participant. Optional forms of benefit, if any, with respect to such amounts shall continue to be available under the Plan to the extent required by section 411(d)(6) of the Code.

                                    ARTICLE V

                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS


     5.1 INDIVIDUAL ACCOUNTS. The Administrator shall create and maintain, or cause to be created and maintained, adequate records to disclose the interest in the Trust Fund of each Participant, former Participant and beneficiary. Such records shall be in the form of individual accounts and shall reflect the amount invested in each of the separate investment funds available from time to time under the Profit Sharing Plan, or in Company Stock or other investments under the Employee Stock Ownership Plan, and credits and charges shall be made to such accounts in the manner herein described. A Participant shall have six separate accounts, an Employer Contribution Account, an Employee Profit Sharing Contribution Account, an Elective Profit Sharing Contribution Account, an Elective ESOP Contribution Account, an Employee ESOP Contribution Account and an Employer ESOP Contribution Account, and such other accounts as the Administrator may deem appropriate. The maintenance of individual accounts is for accounting purposes, and a segregation of the assets of the Trust Fund shall not be required.

     5.2 COMPUTATION AND ALLOCATION OF EMPLOYER CONTRIBUTIONS. As of March 31 of each year, there shall be allocated to the Employer Contribution Account of each person who was a Participant on the last day of the Plan Year, including a Participant who terminated employment on such date, or who ceased employment for reasons of retirement, disability or death during the Plan Year an undivided proportionate interest in the Employer Contribution, if any, made by the Company for such Plan Year. The amount allocated to each such Participant shall be an amount which bears the same ratio to the total Employer Contribution as the Participant's Compensation for such Year bears to the total Compensation for all such Participants for such Year.

     5.3 ALLOCATION OF EMPLOYEE PROFIT SHARING AND EMPLOYEE ESOP CONTRIBUTIONS. Each Participant's Employee Profit Sharing Contributions, if any, made pursuant to Section 4.2 and Employee ESOP Contributions, if any, made pursuant to Section
4.4 shall be allocated to such Participant's Employee Profit Sharing Contribution Account and Employee ESOP Contribution Account, respectively, for each biweekly or monthly payroll date.

     5.4 ALLOCATION OF ELECTIVE CONTRIBUTIONS. A Participant's Elective Profit Sharing Contributions, if any, made pursuant to Section 4.3(a) and Elective ESOP Contributions, if any, made pursuant to Section 4.3(b) shall be allocated to his Elective Profit Sharing Contribution Account and Elective ESOP Contribution Account, respectively, for each biweekly or monthly payroll date.

     5.5 ALLOCATION OF EMPLOYER ESOP CONTRIBUTIONS AND FORFEITURES. Subject to the provisions of Section 5.13, for each biweekly or monthly payroll date the portion of the Employer ESOP Contribution for the Plan Year that is attributable to Elective ESOP Contributions made pursuant to Section 4.3(b) credited for the period ending on such payroll date shall be allocated among the Employer ESOP Contribution Accounts of Participants. Employer ESOP Contributions for any period shall be allocated to each Participant's Employer ESOP

Account in an amount equal to the Required Matching Amount with respect to such Participant. Contributions made by the Company in shares of Company Stock shall be allocated at their fair market value, determined as provided in Section 4.5. Fractional shares shall be allocated to the Accounts of Participants, but no allocations shall be made in fractions of less than one-thousandth of a share.

     5.6  ALLOCATION OF INCOME AND DIVIDENDS.

     (a) With respect to amounts invested in the separate investment funds available under the Profit Sharing Plan, the Income of each separate investment fund of the Trust Fund during each Plan Year shall be allocated as received among the Participants (including, for purposes of this Section 5.6, a former Participant) in each separate investment fund.

          There shall be allocated to each Participant an undivided proportionate interest in such Income, the amount of which shall bear the same ratio to the total of such Income as the ratio which the market value of such Participant's interest in the separate investment fund bears to the aggregate market value of all Participants' interests in such separate investment fund.

     (b) With respect to amounts held in Participant's Accounts under the Employee Stock Ownership Plan and Company Stock allocated to Participant's Accounts under the Profit Sharing Plan, except as otherwise provided in Section 7.4, cash dividends on all shares of Company Stock allocated to Participants' Accounts and on all shares purchased with such cash dividends shall be allocated as received among such Participant Accounts in proportion to the number of shares of Company Stock allocated to each such Account. Shares of Company Stock received by the Trustee as a stock dividend or stock split attributable to shares of Company Stock allocated to Participants' Accounts shall be allocated among all such Accounts as received in proportion to the number of shares of Company Stock allocated to each such Account. Shares of Company Stock received by the Trustee as a stock dividend or stock split attributable to unallocated Company Stock held in the Trust Fund shall be held by the Trustee until such unallocated shares are allocated to Participants' Employer ESOP Accounts. Such shares received as a stock dividend or stock split shall be allocated among Participants' Employer ESOP Accounts in the same proportion and at the same time that the unallocated shares are so allocated.

     (c) All other Income of the Trust Fund during each calendar quarter shall be allocated as received among the Participant Accounts to which investments with respect to such Income are allocated as of the close of such quarter, excluding for this purpose any Company Stock allocated to such Accounts.

     5.7 FORFEITURES. If upon termination of employment a Participant's vested interest in his Employer Contribution Account or Employer ESOP Contribution Account is less than 100 percent, then as of the Valuation Date next following or coinciding with his termination such Account shall be made to reflect two separate portions, one representing his vested percentage and the other his forfeiture percentage. The forfeiture percentage, if any, of each separate investment fund (other than the Individual Company Matched Stock Fund) shall be held in such fund or partially or totally transferred from time to time to any other separate investment fund as the Investment Committee shall in its sole discretion determine until it is applied in accordance with the provisions of this Section 5.7. As of the last day of the Plan Year in which the terminated Participant incurs a One-Year Break in Service, or, if earlier, on the last day of the Plan Year in which distribution to such Participant of his benefits is made as provided in Section 6.8, the terminated Participant's previous Employer Contribution Account or Employer ESOP Contribution Account, as the case may be, shall be closed and his forfeiture percentage shall be applied to reduce the Employer Contribution or Employer ESOP Contribution for the next Plan Year; provided, that if the benefit of any Participant is to be restored in accordance with Section 6.11, Forfeitures for the current Plan Year shall first be applied for such purpose. If the terminated Participant returns to the employ of the Company or an Affiliated Company before he has incurred five consecutive One-Year Breaks in Service, then, subject to Sections 6.9 and 6.11, the amount of the forfeiture percentage maintained in his previous Employer Contribution Account in each of the separate investment funds shall upon reparticipation be credited to such funds in his new Employer Contribution Account, and the amount of the forfeiture percentage in his previous Employer ESOP Contribution Account shall be credited to his new Employer ESOP Contribution Account, together with the amount of a distribution repaid by the Participant, if any, pursuant to
Section 6.11.

     5.8 ACCOUNT VALUE. The value of the interest of any Participant in the Trust Fund at any time prior to his retirement date or termination date shall be the market value, as determined by the Trustee, of his interest at the next preceding Valuation Date, plus Employee Profit Sharing Contributions, Elective Contributions, Employee ESOP Contributions and rollover or transferred amounts, if any, and less withdrawals or other distributions, if any, made subsequent thereto, and on and after the date of his retirement, disability, death or other termination of employment shall be the value of his Employee Profit Sharing Contribution Account, Elective Profit Sharing Contribution Account, Elective ESOP Contribution Account and Employee ESOP Contribution Account, and any rollover or transfer account, and the vested portion of his Employer Contribution Account and Employer ESOP Contribution Account as of the Valuation Date coinciding with the date of distribution. Notwithstanding anything herein to the contrary, the value of any portion of a distribution of any benefit of a Participant that is invested in Company Stock shall be determined as of the date of distribution.

     5.9 INVESTMENT OPTIONS UNDER PROFIT SHARING PLAN. Subject to the limitations hereinafter set forth and to such further rules as may be prescribed by the Administrator, including any rules as to the minimum amount of any Employer Contributions, Employee Profit Sharing Contributions or Elective Profit Sharing Contributions which may be so invested, a Participant may give instructions or changes of instructions to the Administrator to invest (a) Employer Contributions allocated to his Employer Contribution Account in an amount equal to not more than five percent of his Compensation, (b) Employee Profit Sharing Contributions and Elective Profit Sharing Contributions made to the Plan on his behalf, and (c) amounts rolled over or transferred to the Plan in one or more of the following separate investment funds within the Trust Fund as the Participant shall designate. An election pursuant to this Section 5.9 shall become effective, and shall be reflected, as soon as is administratively feasible. An election, once made, may be changed by a Participant not more often than twice in any Plan Year, unless the Administrator permits such changes to be made more frequently, but in no event more often than four times in any Plan Year. An election filed pursuant to this Section 5.9 shall remain in effect until changed by the Participant by the filing of a subsequent election in accordance with the foregoing provisions of this Section 5.9.

     The separate investment funds maintained within the Trust Fund shall consist of such investment funds as are specified on Schedule A attached hereto and made a part hereof. Notwithstanding anything herein to the contrary, the Investment Committee may from time to time in its sole discretion change such other separate investment funds by amending such Schedule A.

     In the event that a Participant fails to provide investment instructions to the Administrator in accordance with this section 5.9, amounts held in his Accounts under the Profit Sharing Plan shall be invested in the Commingled Company Stock Fund.

     5.10 TRANSFERS AMONG INVESTMENT FUNDS. Subject to the limitations hereinafter set forth and to such further rules as may be prescribed by the Administrator, including any rules as to the minimum amount of transfers, a Participant (including, for purposes of this Section 5.10, a former Participant) may give instructions or changes of instructions to the Administrator to transfer all or any portion of the amounts then held in his Employer Contribution Account, Employee Profit Sharing Contribution Account or Elective Profit Sharing Contribution Account and any rollover or transfer account from one separate investment fund to another separate investment fund. Such instructions shall become effective, and shall be reflected, as soon as is administratively feasible. An election, once made, may be changed by a Participant not more often than twice in any Plan Year, unless the Administrator permits such changes to be made more frequently.

     No additional amounts may be invested in or transferred to the Individual Company Matched Stock Fund after the Effective Date. Amounts invested in such Fund as of the Effective Date may not be transferred on or between the Effective Date and the June 14, 1998 to another investment fund within the Trust Fund except as provided in this Section. A Participant who is fully vested in his Employer Contribution Account may transfer in any Plan Year 20 percent of the shares allocated to him in the Individual Company Matched Stock Fund to the Commingled Company Stock Fund; PROVIDED, HOWEVER, that effective June 15, 1998, a Participant may transfer in any Plan Year all or a portion of the shares allocated to him in the Individual Company Matched Stock Fund to the Commingled Company Stock Fund, without regard to whether said Participant is fully vested in his Employer Contribution Account. Any election to transfer funds shall comply in form and manner, including requirements as to notice and timing, with such rules as the Administrator may prescribe.

     In addition, a Participant who has attained age 55 or retired may thereafter elect to transfer amounts from the Individual Company Matched Stock Fund to any other investment fund as of the last day of any calendar quarter following the receipt by the Administrator of his election to do so; PROVIDED, HOWEVER, that in any such case (a) such election shall apply only to amounts which have been held on behalf of such Participant in the Individual Company Matched Stock Fund for at least two years as of the fifteenth day immediately preceding the date as of which such election is to be effective, (b) if such election is to be effective prior to the June 30 next following a Participant's retirement from the employ of the Company, it shall not apply to any contributions allocated to the Individual Company Matched Stock Fund with respect to the Plan Year ending on the March 31 next following the date as of which such election is to be effective, (c) the Administrator may defer to a later date any transfer provided for herein to the extent that he determines in good faith that there are insufficient assets of the appropriate character available in the Trust Fund to effect such transfer as of the date originally requested, in which case such transfer shall be made as soon thereafter as sufficient assets of such character become available for such purpose, and (d) the Administrator may establish such other uniform rules with respect to such elections and transfers as he deems necessary and appropriate; PROVIDED further, that effective June 15, 1998, a Participant may transfer in any Plan Year all or a portion of the shares allocated to him in the Individual Company Matched Stock Fund to any other investment fund as of the last day of any calendar quarter following the receipt by the Administrator of his election to do so, without regard to whether said Participant has attained age 55 or retired.

     5.11 PURCHASE, VOTING AND OTHER RIGHTS ON COMPANY STOCK. In the event that any rights, warrants or options are issued on the shares or other securities of the Company held by the Trustee, the Trustee shall exercise them to the extent that cash is then available to do so. Shares acquired in this manner shall be treated as shares bought for the net price paid by the Trustee. Any rights, warrants or options on shares of the Company which cannot be exercised for any reason may be sold by the Trustee and the proceeds shall be treated as current cash dividends received on the shares to which they are attributable and allocated in the manner described in Section 5.6. All shares or other securities of the Company held by the Trustee shall be voted by the Trustee (a) at the timely direction of the Participant to whom such shares are allocated or his beneficiary; PROVIDED, that fractional shares shall be combined to the extent possible to reflect the direction of the respective Participants or beneficiaries; or (b) in the case of unallocated shares and shares allocated to Participants' Accounts for which the Trustee does not receive timely directions, in the proportion specified in the directions received by the Trustee for all other shares of the Company, consistent with the requirements of ERISA. Shares held by the Trustee shall be tendered or not tendered, as the case may be, in any transaction soliciting such tender in accordance with this Section as if the decision to tender were a vote by the Participant with respect to shares in which the Participant has a fully vested and nonforfeitable interest. Participants shall be named fiduciaries, within the meaning of section 402(a)(2) of ERISA, for purposes of voting or making such other decisions with respect to shares or other securities of the Company held by the Plan. A former participant shall retain his rights as a Participant under this Section until distribution of his benefits under the Plan has been completed.

     5.12 CERTAIN PROTECTIONS WITH RESPECT TO ESOP STOCK. In the event that at any time within 15 months after distribution from the Plan shares of Company Stock are not listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended, or quoted on a system sponsored by the National Securities Association under section 15A(b) of such Act, the Administrator shall, on or before the tenth day after the date on which such shares cease to be so listed or quoted, notify each Participant or beneficiary holding shares of Company Stock distributed within the applicable period and attributable to the Participant's Accounts under the Employee Stock Ownership Plan that the shares held by such Participant or beneficiary are, to the extent that no federal or state law will be violated by the Company honoring the same, subject to a put option to the Company upon the terms and conditions specified in Treasury Regulations under section 4975 of the Code. Such terms and conditions shall be incorporated in such notice, including the right of the Participant or beneficiary to exercise the put option for the remainder of the 15-month period.

     Except as otherwise permitted or required under this Section 5.12 or applicable regulations, no shares of Company Stock acquired with the proceeds of an Acquisition Loan shall be subject to a put, call or other option, or a buy-sell or similar arrangement, either while held in the Trust Fund under the Plan or when distributed from the Plan, regardless of whether the Employee Stock Ownership Plan continues to qualify as an employee stock ownership plan or whether the Acquisition Loan is repaid.

     5.13 ALLOCATION OF COMPANY STOCK PURCHASED WITH ACQUISITION LOAN. Notwithstanding the foregoing provisions of this Article V, in the event that the Trustee shall at any time purchase qualifying employer securities, as defined under section 4975(e)(8) of the Code, with the proceeds of an Acquisition Loan, such Stock shall not be allocated to the Accounts of Participants when received by the Trustee, but shall be segregated and held unallocated in a separate suspense account subject to the provisions of this
Section 5.13.

     Securities held in the suspense account shall be released from such account, and allocated to the Employer ESOP Contribution Accounts of Participants in accordance with the provisions of Section 5.5, in installments as of the close of each calendar quarter over the original duration of the Acquisition Loan. Except as may be otherwise required by applicable law, including without limitation Treasury Regulations, section 54.4975-7(b)(8), the amount of securities to be released from the suspense account as of the close of any calendar quarter shall be that number of the total securities in the suspense account immediately before such release multiplied by a fraction the numerator of which is the amount of principal and interest paid on the Loan for such calendar quarter and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future years under the Loan, without taking into account any possible extensions or renewal periods. For purposes of determining such amounts if the interest rate is variable, the interest to be paid in future years shall be computed by using the interest rate applicable as of the close of the calendar quarter.

     5.14 INTEREST OF PARTICIPANTS IN TRUST FUND. Nothing contained herein shall be deemed to give any Participant an interest in any specific assets of the Trust Fund or in any contribution made by the Company to the Plan, or any other interest under the Plan, other than his right to receive benefits in accordance with the provisions of Articles VI and VII.

                                   ARTICLE VI

                                    BENEFITS


     6.1 RETIREMENT. An Employee may retire as of the first day of any month on or after the attainment of his Early Retirement Age or Normal Retirement Age. In the event of a Participant's retirement, he shall be entitled to a benefit in the amount of the value of his interest in the Trust Fund, determined in accordance with Section 5.8. A Participant shall be fully vested in amounts held in his Employer Contribution Account and Employer ESOP Contribution Account as of the date on which he attains Early Retirement Age.

     6.2 DISABILITY. If, because of a medically determinable physical or mental impairment likely to result in death or to be of continued duration of at least one year, a Participant cannot engage in any substantial gainful employment and terminates employment with the Company and the Affiliated Companies, he will be entitled to a benefit in the amount of the value of his interest in the Trust Fund, determined in accordance with Section 5.8. In the event of such a disability, the Participant shall be fully vested in amounts held in his Employer Contribution Account and Employer ESOP Contribution Account. Whether or not a Participant is disabled will be determined by the Administrator in its sole discretion on the basis of medical evidence satisfactory to the Administrator.

     6.3 BENEFITS ON DEATH. In the event of the death of a Participant or former Participant, his designated beneficiary or beneficiaries will have a fully vested and nonforfeitable interest in, and will be entitled to receive a benefit equal to, the amount or remaining amount of his interest in the Trust Fund, as determined in accordance with Section 5.8.

     Each Participant may at any time and from time to time designate, in the manner described in this Section, one or more persons to be the beneficiary or beneficiaries to receive all benefits payable under the Plan upon or after his death. Each beneficiary designation shall be on a form furnished by the Administrator, signed by such Participant and delivered to the Administrator and upon receipt by the Administrator shall be deemed to be a revocation of all prior beneficiary designations, if any, made by the Participant. At any time and from time to time each Participant may revoke a prior beneficiary designation made by him by a written instrument signed by the Participant and delivered to the Administrator. No beneficiary designation or revocation of a designation shall become effective prior to its receipt by the Administrator. Notwithstanding the foregoing, if a Participant was married at the time of his death, he shall be deemed to have named his surviving spouse as his beneficiary unless (a) such spouse has consented in writing to the designation of another beneficiary or beneficiaries and that consent acknowledges the effect of such designation and the specific beneficiary or beneficiaries or, with respect to subsequent designations, the consent of the spouse explicitly permits such designations without any requirement of further consent by such spouse, and the consent is witnessed by a notary public, or (b) it has been established to the satisfaction of the Administrator (or a Plan representative designated by him) that the Participant has no spouse, or that the spouse's consent could not be obtained because the spouse could not be located, or because of such other circumstances as may be prescribed in applicable Treasury Regulations. Any consent by a spouse or determination by the Administrator with respect to a spouse shall be effective only with respect to such spouse. Any consent that permits beneficiary designations by the Participant without any requirement of further consent must acknowledge the spouse's right to limit consent to a specific beneficiary and the spouse's voluntary election to relinquish such right. Any consent by a spouse under this Section shall be irrevocable.

     If a Participant has not designated any beneficiary, or no designated beneficiary survives the Participant, the benefit payable upon his death will be paid to his estate.

     6.4 VESTING. If a Participant terminates employment for any reason other than retirement, disability or death, the Participant shall be entitled to a benefit equal to the full amount of his Employee Profit Sharing Contribution Account, Elective Profit Sharing Contribution Account, Elective ESOP Contribution Account, Employee ESOP Account and any rollover or transfer account, plus, in the case of a Participant who has completed five years of Credited Service, the full amount of his Employer Contribution Account and Employer ESOP Contribution Account, determined in accordance with Section 5.8, together with any allocable share of the Employer Contribution for the Plan Year of his termination of employment as provided in Section 5.2. Subject to Section 8.2, a Participant who has completed less than five years of Credited Service will not be vested in any portion of his Employer Contribution Account or Employer ESOP Account and his interest in each such Account shall be subject to forfeiture in accordance with the provisions of Section 5.7.

     6.5 CHANGES IN VESTING SCHEDULE. If the Plan is amended at any time and such amendment directly or indirectly affects the computation of the nonforfeitable interest of a Participant in his Employer Contribution Account or Employer ESOP Contribution Account, such amendment shall apply to any Participant who has completed three years of Credited Service as of the end of the period described below only to the extent that the Participant's nonforfeitable interest in each such Account is equal to or greater than such interest determined without regard to the amendment. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end on the date which is 60 days after the later of
(a) the date on which the amendment is adopted and (b) the date on which the amendment becomes effective.

     6.6 MANNER OF PAYMENT OF BENEFITS. Subject to such rules as the Administrator shall prescribe, a Participant or former Participant may elect to receive his benefits hereunder in any of the following forms:

     (a) in a lump sum in cash or in kind (payable currently or on a deferred basis);

     (b) in equal periodic installments payable not less frequently than annually over a fixed period not exceeding 15 years (or, if less, the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his beneficiary);

     (c)  in any combination of the methods provided in (a) and (b);

PROVIDED, that in the event of the death of the Participant or former Participant after benefits have commenced, any remaining benefits will be paid to his beneficiary in an immediate lump sum. In the event of the death of a Participant or former Participant prior to the commencement of benefits, his beneficiary may elect the form of benefit payments in accordance with this
Section 6.6.

     In the case of distributions to be made in installments, the amount of an installment for a particular calendar year shall be determined by dividing (i) the value of the Participant's Accounts as of the Valuation Date immediately preceding the beginning of such year (adjusted for any allocations of contributions and any distributions which are made after the Valuation Date but before such year) by (ii) the greater of (A) the number of remaining installments under the period elected by the Participant as of the beginning of such year, and (B) the number of years in the applicable remaining life expectancy for such year determined pursuant to proposed Treasury Regulations, section 1.401(a)(9)-1, or (if the Participant's beneficiary is not his spouse) the applicable divisor for such year determined under section 1.401(a)(9)-2 of the proposed Treasury Regulations. For purposes of determining the amount of any installment distribution, the life expectancies of a Participant and his spouse will be recalculated annually, if elected by the Participant, pursuant to section 401(a)(9) of the Code.

     An election pursuant to this Section must be made prior to the commencement of benefits and shall become irrevocable upon the commencement of such benefits. In the absence of any election by the Participant, former Participant or beneficiary his benefits hereunder shall be payable in an immediate lump sum.

     6.7 ELECTION TO TAKE BENEFITS IN STOCK. All benefits payable from the Company Stock Fund shall be paid in cash or shares of Company Stock, as elected by the Participant or former Participant; PROVIDED, that he submits a written notice of such election to the Administrator at least 30 days prior to the date his benefit is to commence (or such shorter period as may be provided by rules or regulations issued by the Secretary of the Treasury). Notwithstanding the foregoing, fractional shares of Company Stock shall be paid in cash. In the event a Participant or former Participant fails to make an election under this Section, his benefit will be distributed in cash.

     All benefit payments, as well as any subsequent transfer of Company Stock paid out from the Plan shall be effected in accordance with all applicable requirements of federal and other securities laws as from time to time in effect. In order to assure compliance with such securities laws and for other purposes deemed necessary and proper, the Trustee or the Company may in its discretion require as conditions to the payment of benefits under the Plan either (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Company Stock to be distributed has become, and continues to be, effective and that a requisite prospectus is available which meets, and conforms to, the requirements of such Act and the rules and regulations thereunder, or (b) that the recipient of the benefit payment shall have (i) represented, warranted and agreed, by documents satisfactory to the Company or the Trustee in form and substance, executed and delivered at and as of the time of payment, that he is acquiring such shares for his own account and not with a view to or in connection with any distribution, (ii) agreed to restrictions on transfer, in form and substance satisfactory to the Company or the Trustee, and (iii) agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificates representing such shares.

     6.8 TIME OF PAYMENT OF BENEFITS. Distribution of benefits, or the commencement thereof, shall be made as soon as administratively feasible after the event giving rise to the distribution and, in any event, within 60 days after the close of the Plan Year in which such event occurs. Notwithstanding the foregoing, such Participant or former Participant may elect, subject to such rules as the Administrator may prescribe, to have his benefits commence as of such later date after his termination of employment and before his attainment of Normal Retirement Age as the Participant shall request.

     6.9 SEPARATE ACCOUNT. Notwithstanding any other provision of the Plan, if a Participant or former Participant receives a distribution from his Employer Contribution Account or Employer ESOP Contribution Account at a time when he has a nonforfeitable interest in less than 100 percent of such Account, then upon the distribution a separate account shall be established for him. Such separate account shall be credited with the balance remaining in the Participant's Employer Contribution Account or Employer ESOP Contribution Account, as the case may be, after the distribution and shall be used to determine his nonforfeitable interest, if any, in such balance thereafter. On any particular date, the Participant or former Participant shall be entitled to a nonforfeitable portion of the balance of his separate account, payable as otherwise herein provided, equal to an amount determined by the following formula:

                               X = P (AB + D) - D

where P is the applicable vesting percentage determined under Section 6.4 (or
Section 8.2, if applicable) as of such date, AB is the balance in the separate account as of such date; and D is the amount which was last distributed from the separate account or from the Participant's Account when the separate account was established. The establishment of a separate account for a Participant whose employment with the Company has terminated shall not prevent a Forfeiture of any portion of his Employer Contribution Account or Employer ESOP Contribution Account from occurring and a reallocation thereof, in accordance with Section 5.7; provided, that if any portion of such separate account is forfeited, the remaining balance, if any, in such separate account will thereafter be fully vested and nonforfeitable. Except as otherwise provided in this Section 6.9, a separate account shall be treated as though it were the Account from which it was derived for all purposes under the Plan.

     6.10 CASH-OUTS OF CERTAIN BENEFITS. Notwithstanding any other provision of the Plan, with respect to a Participant whose employment terminates for any reason and who is entitled to a nonforfeitable benefit under the Plan, if the present value of such nonforfeitable benefit does not, and did not at the time of any prior distribution, exceed $3,500, the Participant's benefit shall be distributed in cash or in kind in a lump sum as soon as administratively feasible after such termination; PROVIDED, however, that effective April 1, 1998, if the present value of such nonforfeitable benefit does not, and did not at the time of any prior distribution, exceed $5,000, the Participant's benefit shall be distributed in cash or in kind, in a lump sum as soon as administratively feasible after such termination.

     6.11 RESTORATION OF BENEFITS. If a Participant who terminated employment with the Company and the Affiliated Companies for any reason other than retirement, disability or death and received a distribution of benefits hereunder returns to the employ of the Company before incurring five consecutive One-Year Breaks in Service and again becomes a Participant, such Participant may repay to the Plan the full amount of such distribution derived from Employer Contributions and Employer ESOP Contributions. In the event of such repayment the full present value of the Participant's benefit derived from such contributions (nonforfeitable and forfeitable, if any) as of the date of such distribution shall be restored to his accounts.

     Any restoration of a Participant's Employer Contribution Account or Employer ESOP Contribution Account shall be made first from then current Forfeitures and second from additional contributions of the Company for such purpose.

     6.12 DIRECT ROLLOVER. With respect to distributions made on or after January 1, 1993, a Participant may elect to have all or any portion of a distribution paid in the form of a direct rollover to an individual retirement account or annuity described in section 408(a) or (b) of the Code, an annuity plan qualified under section 403(a) of the Code, or a plan and trust qualified under section 401(a) of the Code, if such plan accepts direct rollover distributions. Notwithstanding the foregoing, this Section shall not apply to any distribution that is (a) one of a series of substantially equal installments over the life expectancy of the Participant or the joint life expectancies of the Participant and his beneficiary, or over a fixed period of ten years or more, (b) a required minimum distribution under section 401(a)(9) of the Code,
(c) a distribution (or portion of a distribution) of amounts not otherwise includable in income, (d) a distribution in an amount less than $200, or (e) a distribution that is otherwise not an eligible rollover distribution, within the meaning of section 402(f)(2)(A) of the Code and applicable Treasury Regulations thereunder. Any election pursuant to this Section 6.12 shall be made in such form and manner as the Administrator may prescribe and shall specify the retirement plan to which the distribution is to be made. Any such election may be revoked by the Participant at any time prior to the time distribution is made. If no election is made by the Participant under this Section, the distribution shall be paid to the Participant. If any distribution is payable to the spouse or former spouse of a Participant, this Section shall apply as if such spouse or former spouse were the Participant, except that any such distribution may be directly rolled over only to an individual retirement account or annuity.

     The Administrator shall provide Participants with notice with respect to the direct rollover of eligible rollover distributions no less than 30 days and no more than 90 days prior to the Participant's annuity starting date, as defined for purposes of section 411(a)(11) of the Code; PROVIDED, HOWEVER, that the Participant may affirmatively elect, in accordance with such procedures as the Administrator may prescribe, to have benefits commence sooner than 30 days after such notice.

     6.13 IMMEDIATE DISTRIBUTIONS. Subject to Section 6.10, no distribution to a Participant will be compelled of amounts held in his Accounts before his attainment of age 62, unless the written consent of the Participant and, if the distribution is subject to sections 401(a)(11) and 417 of the Code, the Participant's spouse, has been obtained. Such consent shall be made in writing within the 90-day period ending on the Participant's annuity starting date, as defined for purposes of section 401(a)(11) of the Code. Within the period beginning 90 days before the Participant's annuity starting date (as so defined) and ending 30 days before such date, the Administrator will provide the Participant with written notice containing a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan and informing the Participant of his right to defer receipt of the distribution until age 62; PROVIDED, that, if the distribution is not subject to sections 401(a)(11) and 417 of the Code, the Participant may affirmatively elect to have benefits commence less than 30 days after such notice. Notwithstanding the preceding sentence, the Plan may provide the written notice referred to in said sentence after the Participant's annuity starting date (subject to applicable Treasury regulations, if any); provided, that the applicable election period under Section 417(a)(6) of the Code shall not end before the 30th day after the date on which such written notice is provided. A Participant may elect (with spousal consent, if applicable) to waive the requirement that the above-referenced written notice be provided at least 30 days before the Participant's annuity starting date (or to waive the 30-day requirement under the preceding sentence); PROVIDED, that the benefit distribution commences more than 7 days after such written notice is furnished. Notwithstanding the foregoing, all or any portion of a Participant's Accounts may be distributed without the consent of the Participant or the Participant's spouse to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code.

     6.14 REQUIRED DISTRIBUTIONS. Notwithstanding any other provision of the Plan, distribution of benefits under Article VI shall satisfy the requirements of this Section 6.14. The benefits of a Participant will be distributed (a) to the Participant in full not later than the required beginning date, or (b) beginning not later than the required beginning date, to the Participant over a period not extending beyond the life expectancy of the Participant, or to the Participant and his designated beneficiary over a period not extending beyond the life expectancy of the Participant and the designated beneficiary. For purposes of this Section 6.14, a Participant's "required beginning date" shall be the date determined under Section 6.15(b) with respect to the Participant, and the term "designated beneficiary" shall have the meaning given such term under section 401(a)(9) of the Code and Treasury Regulations thereunder.

     In the event that distribution of benefits to a Participant has commenced and the Participant dies prior to the distribution of his entire benefit, but after the required beginning date, the remaining portion of the benefit will be distributed at least as rapidly as under the method of distribution used as of the date of the Participant's death. In the event a Participant dies before distribution of benefits has commenced or after actual commencement but before the required beginning date, the remaining benefit will be distributed within five years unless the benefit is payable to a designated beneficiary, in which case such benefit will be distributed, beginning not later than one year after the death of the Participant (or such other time as may be prescribed by regulations), over a period not exceeding the life expectancy of such beneficiary; provided, that if the designated beneficiary is the Participant's spouse, distributions will not be required to commence hereunder earlier than the date on which the Participant would have attained age 70 1/2 and, in the event the Participant's spouse dies prior to the commencement of distributions, the provisions of this Section shall apply as if such spouse were the Participant. Any distribution required under the incidental death benefit requirements of section 401(a)(9)(G) of the Code will be treated as a distribution required under section 401(a)(9) of the Code and this Section. The provisions of this Section will be interpreted and applied in accordance with applicable Treasury Regulations under section 401(a)(9) of the Code, including proposed Treasury Regulations, sections 1.401(a)(9)-1 and 1.401(a)(9)-2.

     6.15 LATEST COMMENCEMENT DATE OF BENEFITS. In no case will the payment of benefits to any Participant commence later than the earliest of:

     (a) unless the Participant otherwise elects in writing, the sixtieth day after the latest of the following:

               (i) the close of the Plan Year in which occurs the date on which the Participant attains age 62;

               (ii) the close of the Plan Year in which occurs the tenth
                    anniversary of the year in which the Participant commenced participation in the Plan; or

               (iii) the close of the Plan Year in which the Participant ceases to be an Employee; and

     (b) except with respect to a Participant who is a 5 percent owner (as defined in section 416(i)(1)(B)(i) of the Code) of the Company or any Affiliated Company for the Plan Year ending in the calendar year in which the Participant attains age 70 1/2, the April 1 next following the end of the calendar year in which the Participant retires; PROVIDED, that the Participant may elect an earlier commencement date for benefit distribution, but not earlier than the April 1 next following the end of the calendar year in which the Participant attains age 62, by filing a written, irrevocable election with the Administrator in a form acceptable to the Administrator at least 30 days prior the proposed benefit commencement date; PROVIDED further, that with respect to any Participant who attained age 70 1/2 before April 1, 1997 (and who was not a 5 percent owner (as defined in section 416(i)(1)(B)(i) of the Code) of the Company or any Affiliated Company for any of the Plan Years ending after the Participant attained age 70 1/2) but did not cease covered employment under the Plan (including Continuous Service under the Prior Plan, Prior ESOP and/or the MacDermid Imaging Plan) before April 1, 1997 and to whom benefit payments from the Plan (including the Prior Plan, the Prior ESOP or the MacDermid Imaging Plan) commenced in accordance with the requirements of section 401(a)(9) of the Code, each such Participant may elect, at any time prior to the date the Participant retires, to stop such payments from the Plan (subject to the terms of any applicable qualified domestic relations order within the meaning of section 414(p) of the Code) and, if such an election is made, the Participant's benefit shall be distributed in accordance with the other provisions of this Section and/or such other provisions of the Plan as may be applicable; PROVIDED further, that for the Plan Years commencing before April 1, 1997, the commencement date under this Section 6.15(b) shall be the April 1 next following the close of the calendar year in which the Participant attains age 70 1/2; and

     (c) with respect to a Participant who is a 5 percent owner (as defined in section 416(i)(1)(B)(i) of the Code) of the Company or any Affiliated Company at any time during the Plan Year ending in the calendar year in which the Participant attains age 70 1/2, the April 1 next following the close of the calendar year in which the Participant attains age 70 1/2.

     6.16 NONALIENATION OF BENEFITS.

     (a) No benefit payable to any person under the Plan shall be subject to anticipation or assignment by such person or to attachment by or the interference or control of any creditor, or be taken or reached by any legal or equitable process in satisfaction of any debt or liability prior to actual receipt; PROVIDED, HOWEVER, that this provision shall be inapplicable to the extent otherwise provided in a qualified domestic relations order within the meaning of section 414(p) of the Code.

     (b) effective August 5, 1997, the non-alienation rule of Section (a) above shall not apply to any offset, as defined by the Administrator, of a Participant's benefit(s) under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

               (i) the order or requirement to pay arises (1) under a judgment of conviction for a crime involving the Plan; (2) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of the ERISA; or (3) pursuant to a settlement agreement between the Secretary of the United States Department of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA by a fiduciary (as defined in Section 3(21) of ERISA) or any other person; and

               (ii) the judgment, order, decree, or settlement agreement
                    expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefit(s) provided under the Plan; and

               (iii) in a case in which the survivor annuity requirements of
                    Section 205 of ERISA or Section 401(a)(11) of the Code apply with respect to distributions from the Plan to the Participant, if the Employee has a spouse at the time at which the offset is to be made;

                    (1)  either:

                         (A) such spouse has consented in writing to such offset and such consent is witnessed by a notary public or Plan representative designated by the Administrator (or it is established to the satisfaction of such Plan representative that such consent may not be obtained by reason of circumstances described in Section 205(c)(2)(5) of ERISA or Section 417(a)(2)(B) of the Code, or

                         (B) an election to waive the right of the spouse to a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirements of
                              Section 205(c) of ERISA or Section 417(a) of the Code; or

                    (2) such spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of Part 4 of Subtitle B of Title I of ERISA; or

                    (3) in such judgment, order, decree, or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Section 205(a)(1) of ERISA or
                         Section 401(a)(11)(A)(i) of the Code, and under a qualified preretirement survivor annuity provided pursuant to Section 205(a)(2) of ERISA or Section 401(a)(11)(A)(ii) of the Code, determined in accordance with Section 206(d)(5) of ERISA and Section 401(a)(13)(D) of the Code.

     6.17 DISTRIBUTIONS REQUIRED BY A QUALIFIED DOMESTIC RELATIONS ORDER. To the extent required by a qualified domestic relations order, within the meaning of Code section 414(p), the Administrator shall make distributions of a Participant's benefit to alternate payees named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

     6.18 NO VESTED RIGHTS. A Participant who terminates employment with the Company and the Affiliated Companies for reasons other than retirement, disability or death and who has no vested benefit under the Plan shall be deemed to receive a distribution of zero benefits hereunder and shall promptly forfeit all rights to all benefits under the Plan.

     6.19 INCAPACITY OF PAYEE. Subject to applicable regulations of the Secretary of the Treasury or the Secretary of Labor, if any person to whom a benefit is payable under the Plan is, in the opinion of the Administrator, incapable for any reason of handling his affairs at the time payment thereof is due, such payment (unless prior demand therefor is made to the Administrator or the Trustee by a duly qualified guardian or other legally qualified representative of such person) may be made to such person or persons comprised in the class consisting of the spouse, parents, brothers, sisters or issue of the person to whom the benefit is payable as the Administrator may determine, and each payment made pursuant to such determination shall constitute a full discharge of all liability under the Plan with respect thereto.

                                   ARTICLE VII

                                   WITHDRAWALS


     7.1  HARDSHIP WITHDRAWALS.

     (a) AMOUNT OF WITHDRAWAL. A Participant who has suffered a financial hardship, as determined by the Administrator in accordance with the provisions of this Section, may elect to withdraw from the Trust Fund an amount not to exceed the value of his Employee Profit Sharing Contribution Account, Elective Contribution Accounts (exclusive of earnings after December 31, 1988), Employee ESOP Contribution Account and any rollover or transfer account, plus his vested interest in his Employer Contribution Account (exclusive of earnings after December 31, 1988 on that portion of the Employer Contribution Account which could have been distributed in cash pursuant to Section 4.5) and Employer ESOP Contribution Account, determined as of the date upon which written notice of such election is received by the Administrator. The withdrawal may not exceed the amount required to meet the financial hardship of the Participant.

               Such a withdrawal shall be made by giving 30 days prior written notice to the Administrator on a form provided by him and shall be effective as soon as is administratively feasible. Such notice when made shall be irrevocable.

               Withdrawals will be charged first to the Participant's Employee Profit Sharing Contribution Account, next to his Employee ESOP Contribution Account, next to his Employer Contribution Account, next to his Employer ESOP Contribution Account and the balance, if any, will be charged to his Elective Contribution Accounts; PROVIDED, that any changes to his Elective Contribution Accounts shall be made first to the account having the larger balance.

     (b) IMMEDIATE AND HEAVY FINANCIAL NEED. For purposes of this Section 7.1, financial hardship shall consist of:

          (i) expenses for medical care described in Code section 213(d), or necessary to obtain such care, incurred by the Participant, his spouse or any of his dependents (as defined in Code section 152);

          (ii) the purchase (excluding mortgage payments) of a principal residence of the Participant;

          (iii) the payment of tuition, fees or room and board for the next 12-month period of post-secondary education for the Participant, his spouse, children or dependents; or

          (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence.

               The Administrator shall determine whether there is an immediate and heavy financial need on the basis of such written evidence furnished by the Participant as the Administrator may require. The Participant shall also provide evidence that he has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by the Company and the Affiliated Companies.

     (c) EFFECT OF HARDSHIP DISTRIBUTION. If a Participant receives a hardship distribution from his Elective Profit Sharing Contribution Account or Elective ESOP Contribution Account or from that portion of his Employer Contribution Account which may be distributed in cash, then any Elective Profit Sharing Contribution election, Elective ESOP Contribution election, Employee Profit Sharing Contribution election, Employee ESOP Contribution election, or any other cash-or-deferred or employee contribution election in effect with respect to the Participant under the Plan (or any other qualified plan maintained by the Company or an Affiliated Company) shall be suspended for the 12-month period beginning with the date the Participant receives the distribution, and the amount of Elective Contributions made for the benefit of the Participant, together with any elective deferrals made on behalf of the Participant under any other plan maintained by the Company or an Affiliated Company for the calendar year immediately following the calendar year of the hardship distribution must not exceed the applicable limit under Code section 402(g) for such next calendar year, less the amount of such contributions made on behalf of the Participant for the calendar year of the hardship distribution.

     7.2 WITHDRAWALS FROM EMPLOYEE PROFIT SHARING CONTRIBUTION ACCOUNT. A Participant may elect at any time, subject to such rules as the Administrator may prescribe, to withdraw all or any portion of the amounts held in his Employee Profit Sharing Contribution Account and attributable to Employee Profit Sharing Contributions; PROVIDED, that a Participant who has attained aged 59 1/2 and who participated in the MacDermid Imaging Plan as of December 31, 1998 may withdraw all or a portion of the amounts held in the Plan credited to such participant as of December 31, 1998 but not in excess of his nonforfeitable interest in MacDermid Imaging Plan as of such date. A withdrawal pursuant to this Section shall be made by giving 30 days prior written notice to the Administrator on a form provided by him and shall be effective as soon as is administratively feasible. Such notice when made shall be irrevocable. A Participant shall be entitled to make a withdrawal not more than once during each calendar quarter.

     7.3 WITHDRAWALS FROM ESOP ACCOUNTS. A Participant may, not more often than once in any calendar quarter, withdraw from the Plan (a) all or any portion of his Employee ESOP Contributions to the extent such contributions were not eligible for a 50 percent matching Employer ESOP Contribution under Section 4.5, and (b) solely with respect to benefits accrued as of March 31, 1995, if the Participant had been a Participant in the Plan for five years or more as of such date, all or any portion of the Employer ESOP Contribution previously made to the Plan on his behalf to which he has a fully vested and nonforfeitable right under Section 6.4 or Section 8.2. Any such withdrawal shall be made by written notice submitted to the Administrator and must be for an amount not less than $250. Distribution of such withdrawals shall be made as soon as is administratively feasible.

     A Participant may, not more often than once in any calendar quarter, withdraw from the Plan all or any portion of his Employee ESOP Contributions, if any, which were eligible for a 50 percent matching contribution under Section
4.5. Any such withdrawal shall be made by written notice submitted to the Administrator. Distribution of such Employee ESOP Contributions shall be made as soon as is administratively feasible. Upon such withdrawal, the Participant shall forfeit the portion of the amount standing to the credit of his Employer ESOP Contribution Account which has not become nonforfeitable in accordance with
Section 6.4 or Section 8.2 and which is attributable to the Employee ESOP Contributions which have been withdrawn; provided, that such Participant does not have a nonforfeitable right to at least 50 percent of his Employer ESOP Contribution Account attributable to Employer ESOP Contributions made with respect to Employee ESOP Contributions made prior to January 1, 1999 in accordance with Section 4.5.

     7.4 DISTRIBUTION OF DIVIDENDS PAYABLE ON ESOP STOCK. A Participant may at any time request distribution of all cash dividends thereafter declared and paid on Company Stock allocated to his ESOP Accounts; provided, that the amount of such dividends distributable for any calendar quarter must be at least $250. Any such request shall be made by written notice submitted to the Administrator.

     Notwithstanding the foregoing, any cash dividends paid with respect to shares of Company Stock allocated to Participants' Accounts under the Employee Stock Ownership Plan may, as the Administrator shall direct, be paid by the Company directly to Participants or paid to the Trustee and distributed by the Trustee within 90 days of the close of the Plan Year in which paid to the Trustee. With respect to Company Stock acquired by the Plan with the proceeds of an Acquisition Loan and held in a suspense account in accordance with Section 5.13, dividends paid on such Stock may, as the Administrator in its sole discretion shall direct, be used to make payments on such Acquisition Loan.

     7.5 ELECTION TO DIVERSIFY UNDER ESOP. A Participant who has (a) completed at least ten years of participation in the Plan and (b) attained age 55 may elect within 90 days after the close of each Plan Year within the election period described below (i) to receive distribution of or (ii) to direct the Plan to transfer or roll over from the ESOP to the Profit Sharing Plan an amount equal to the value of (A) 25 percent or (B) in the last Plan Year of such election period, 50 percent of the shares of Company Stock acquired by the Plan and allocated to his Accounts under the Employee Stock Ownership Plan after December 31, 1986; PROVIDED, HOWEVER, that, without limiting the foregoing diversification right, effective January 1, 1999, a Participant who has completed at least ten years of participation in the Plan and attained age 55, may elect thereafter to direct the Plan to transfer or roll over from the ESOP to any other investment vehicle generally available under the terms of the Plan at the time of such transfer or roll over, an amount equal to the value of some or all of the shares of Company Stock acquired by the Plan and allocated to his Accounts under the Employee Stock Ownership Plan. Such distribution or transfer shall be made as soon as is administratively feasible, but in any event within 180 days after the close of the Plan Year with respect to which the Participant's election is made. The amount which may be distributed or transferred under this Section 7.5 shall be determined by multiplying the number of shares of Company Stock allocated to the Participant's Accounts under the Employee Stock Ownership Plan (including amounts subject to a prior election under this Section) by the percentage transferred or rolled over, reduced by the amount of any prior distribution or transfer made under this Section.

     The election period referred to above shall consist of the six Plan Year-period beginning with the first Plan Year in which the Participant satisfies the requirements of both (a) and (b) above. Any election under this Section shall be made in writing, in such form and manner as the Administrator may prescribe.

     Notwithstanding the foregoing, a Participant may not elect to receive a distribution or to direct a transfer of amounts under this Section if the value of the shares of Company Stock acquired by the Plan after December 31, 1986 and allocated to his Accounts under the Employee Stock Ownership Plan, determined as of the Valuation Date immediately preceding the period in which the Participant's election would otherwise be made, does not exceed $500.

     7.6 LOANS TO PARTICIPANTS. Subject to the conditions of this Section 7.6, loans shall be made from the Trust to Participants upon the written request of the Participant.

     (a) The Administrator shall prescribe such rules and procedures as it deems necessary or appropriate to carry out the purposes of this Section. All such rules and procedures shall be considered part of the Plan for purposes of Department of Labor Regulations, section 2550.408b-1(d).

     (b) The following limitations shall apply in determining the amount of any loan under the Plan:

          (i) The amount of the loan, together with any other outstanding indebtedness of the Participant under the Plan or any other qualified retirement plans of the Company, shall not exceed $50,000 reduced by the excess of (A) the highest outstanding loan balance of the Participant from such plans during the one-year period ending on the day prior to the date on which the loan is made, over (B) the Participant's outstanding loan balance from such plans immediately prior to the loan.

          (ii) The amount of the loan shall not exceed 50 percent of the Participant's nonforfeitable interest in his Accounts, determined as of the Valuation Date immediately preceding the date of the loan.

     (c) Each loan shall be evidenced by a note signed by the Participant and shall be secured by 50 percent of his nonforfeitable interest in his Accounts. The loan shall bear interest at an annual percentage interest rate to be determined by the Administrator. In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending with respect to loans made in similar circumstances. The Administrator shall make such determination through consultation with one or more lending institutions, as the Administrator deems appropriate.

     (d) Each loan made to a Participant who is receiving regular payments of Compensation from the Company shall be repayable by payroll deduction. Loans made to Participants where payroll deduction is not practicable shall be repayable in such manner as the Administrator may from time to time determine. Loan payments shall be made not less frequently than quarterly, over a specified term as determined by the Administrator, in substantially level payments. Such term shall not exceed five years unless the loan is being applied toward the purchase of a principal residence for the Participant.

     (e) If, at the time distribution of benefits is to be made or commence to a Participant or his beneficiary, there remains any unpaid balance of a loan under the Plan, such unpaid balance shall, to the extent consistent with Department of Labor Regulations, become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant's Accounts subject to the default provisions below, before any distribution of benefits is made.

     (f) In the event of a default in making any payment of principal or interest when due under the note evidencing any loan under this Section, if such default continues for more than 14 days after written notice of the default by the Trustee, the unpaid principal balance of the note shall immediately become due and payable in full. Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Participant's Accounts, subject to the further provisions of this Section. The amount so deducted shall be treated as distributed to the Participant and applied by him as payment of the unpaid interest and principal (in that order) under the note evidencing such loan. In no event shall the Administrator apply the Participant's Accounts to satisfy his repayment obligation, whether or not he is in default, unless the amount so applied could otherwise be distributed in accordance with the Plan.

     (g) The note evidencing a loan to a Participant shall be an asset of the Trust which is allocated to the Accounts of the Participant and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the note plus the amount of any accrued but unpaid interest.

     (h) A Participant may designate the Account or Accounts from which his loan is to be made. In the absence of such a designation, the loan shall be made proportionately from the Participant's Accounts under the Plan.

     (i) Loans shall be made available under this Section to all Participants on a reasonably equivalent basis, except that the Administrator may make reasonable distinctions based on creditworthiness and financial need.

     (j) For purposes of this Section, a former Participant or beneficiary who is a party in interest with respect to the Plan, within the meaning of section 3(14) of ERISA, shall be treated as a Participant.

     (k) To the extent, if any, that the Participant's benefit is subject to sections 401(a)(11) and 417 of the Code, the written consent of the Participant's spouse to the loan must be obtained in accordance with
          Section 6.13.

                                  ARTICLE VIII

                              TOP-HEAVY PROVISIONS


     8.1 TOP-HEAVY MINIMUM CONTRIBUTIONS. Notwithstanding any other provision of the Plan, for any Plan Year which is a top-heavy plan year, each Participant who is a Participant on the last day of such Plan Year and who is not a key employee shall be entitled to receive a minimum contribution under the Plan equal to the lesser of (a) three percent of his total Compensation from the Company for such Plan Year or (b) if the Company or Affiliated Company does not maintain a defined benefit plan required to be aggregated with the Plan, the largest percentage of Compensation contributed (exclusive of Employee Profit Sharing Contributions) on behalf of a key employee for such Plan Year. Notwithstanding the foregoing, no minimum contribution will be required with respect to a Participant who is also covered by another top-heavy plan of the Company or an Affiliated Company under which he receives the top-heavy minimum contribution or the top-heavy defined benefit minimum.

     8.2 TOP-HEAVY VESTING. Notwithstanding any other provision of the Plan, for each Employee who is a Participant at any time during a top-heavy plan year the nonforfeitable percentage of the Participant's Employer Contribution Account and Employer ESOP Contribution Account shall be determined in accordance with the following schedule:

          If the period of his
          Credited Service is:                                   The percentage shall be:
          --------------------                                   ------------------------
          Less than 2 years                                                 0%
          2 years but less than 3 years                                    20%
          3   "    "    "    "  4   "                                      40%
          4   "    "    "    "  5   "                                      60%
          5 or more years                                                 100%

     8.3 ADJUSTMENT TO LIMITATION ON BENEFITS. For Plan Years beginning before January 1, 2000, for purposes of the Code section 415 limits, the definitions of "defined contribution plan fraction" and "defined benefit plan fraction" contained therein shall be modified, for any Plan Year which is a top-heavy plan year, by applying the special rule set forth in Code section 416(h) of the Code unless (a) the Plan and each plan with which the Plan is required to be aggregated for top-heavy purposes satisfies the requirements of Code section 416(h)(2)(A), and (b) such Plan year would not be a top-heavy plan year if "90 percent" were substituted for "60 percent" in the definition of a top-heavy plan year.

     8.4 DEFINITIONS. For purposes of these top-heavy provisions, the following terms have the following meanings:

     (a) "key employee" means a key employee described in Code section 416(i)(l); and

     (b) "top-heavy plan year" means a Plan Year if the sum of the account balances of all key employees under the Plan and each other defined contribution plan (as of the applicable determination date of each such plan) which is aggregated with the Plan, plus the sum of the present values of the total accrued benefits of all key employees under each defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with the Plan exceeds 60 percent of the sum of such amounts for all Employees and former Employees (other than former key employees, but including beneficiaries of former Employees) under the Plan and all such plans. For purposes of these determinations:

               (i) The foregoing determination will be made in accordance with the provisions of Code section 416 and the regulations thereunder, which are specifically incorporated herein by reference.

               (ii) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

               (iii) Accrued benefits or account balances under a plan will be determined as of the most recent valuation date of the plan in the 12-month period ending on the applicable determination date of the plan; PROVIDED, HOWEVER, that in the case of a defined benefit plan such valuation date must be the same date as is employed for minimum funding purposes, and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable regulations.

               (iv) If any individual has not received any compensation from the
                    Company or an Affiliated Company maintaining a plan (other than benefits under the plan) at any time during the five-year period ending on the applicable determination date with respect to such plan, any accrued benefit for such individual (and the account of such individual) under such plan shall not be taken into account.

               (v) Each plan of the Company or an Affiliated Company (whether or not terminated) in which a key employee participates, and any other plan of the Company or an Affiliated Company which enables a plan referred to in the preceding clause to satisfy the requirements of Code sections 401(a)(4) and 410, shall be aggregated with the Plan. Any plan of the Company or an Affiliated Company not required to be aggregated with the Plan may nevertheless, at the discretion of the Administrator, be aggregated with the Plan if the benefits and coverage of all aggregated plans would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

               (vi) The determination of the present value of accrued benefits under a defined benefit plan shall be made on the basis of the funding assumptions employed by such plan.

                                   ARTICLE IX

                                     TRUSTEE


     9.1 APPOINTMENT. A Trustee for the Plan shall be appointed by MacDermid, Incorporated and named in a Trust Agreement executed by MacDermid, Incorporated, and, upon acceptance thereof, the Trustee shall perform the duties and exercise the authority of the Trustee as set forth in the Plan and Trust Agreement. All cash, certificates for shares of Company Stock assets of the Plan shall, until disposed of pursuant to the provisions of the Plan, be held in the possession of the Trustee. Such Company Stock may be registered in the name of the Trustee or in the name of its nominee and in certificate denominations which the Trustee shall determine.

     9.2 REMOVAL AND REPLACEMENT. MacDermid, Incorporated shall reserve the right to remove the Trustee at any time and to appoint a successor Trustee.

     9.3 CHANGES IN TRUST ARRANGEMENTS. The Company may from time to time enter into such further agreements with the Trustee or other parties and make such amendments to trust agreements as it may deem necessary or desirable to carry out the Plan, and it may take such other steps and execute such other instruments as may be deemed necessary or desirable to put the Plan into effect or to carry it out.

     9.4 GROUP OR COMMON TRUST FUNDS. The provisions of any group or common trust fund in which any trust under the Plan participates shall be deemed part of the Plan with respect to the Plan assets invested therein, but only as long as such group or common trust fund remains qualified under section 401(a), and exempt from taxation under section 501(a), of the Code.

                                    ARTICLE X

                             ADMINISTRATION OF PLAN


     10.1 ALLOCATION OF FIDUCIARY RESPONSIBILITY. The Fiduciaries under the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan or the Trust Agreement. The Company shall have the sole responsibility for making the contributions provided for under Sections 4.1 and 4.5. The Board of Directors shall have the sole authority (a) to appoint and remove or replace the Trustee, the Administrator, and the Investment Committee, (b) to amend or terminate, in whole or in part, the Plan or the Trust Agreement, (c) to direct the Trustee as to the investment of all or part of the Trust Fund in a specific manner, including under the management of an Investment Manager pursuant to such contractual arrangements as it shall specify, (d) to delegate to an Investment Committee appointed by it the authority to so direct investments, and to establish and discontinue such separate investment funds under Section 5.9 as the Committee shall in its sole discretion from time to time determine. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan and the Trust Agreement. The Trustee shall have the sole responsibility for the administration of the Trust Fund and the management of the assets held under the Trust Agreement, except as otherwise directed by the Board of Directors or the Investment Committee and except for assets managed by an Investment Manager, all as specifically provided in the Plan and the Trust Agreement. The Investment Committee shall have such authority and responsibility to direct investments and appoint Investment Managers as may be delegated to it by the Board of Directors. An Investment Manager shall have sole responsibility for the management of Trust Fund assets turned over to it.

     Any directions given, information furnished, or action taken by a Fiduciary, with respect to the Plan or Trust Fund shall be in accordance with the provisions of the Plan and the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. To the extent permitted by law, each Fiduciary may rely upon the direction, information or action of any other Fiduciary as being proper under the Plan and the Trust Agreement and is not required to inquire into the propriety of any such direction, information or action. It is intended that each Fiduciary shall be responsible for the proper exercise of its powers, duties, responsibilities and obligations under the Plan and the Trust Agreement and that no Fiduciary shall be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

     10.2 APPOINTMENT OF ADMINISTRATOR. The Plan shall be administered by the Administrator who shall be appointed by and serve at the pleasure of the Board of Directors. All usual and reasonable expenses of the Administrator may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the principal or Income of the Trust Fund. If the Administrator is an Employee he shall not receive compensation with respect to his services as Administrator. The Administrator may also appoint one or more assistant administrators and other persons, who shall serve at his pleasure, to assist him in the administration of the Plan and may allocate and delegate his fiduciary responsibilities under the Plan by written instrument in accordance with section 405 of ERISA.

     10.3 POWER AND DUTIES. In addition to such powers and duties as may be specified elsewhere in this instrument, the Administrator shall have the discretionary authority to

     (a) make and enforce such rules as he deems necessary or proper for the administration of the Plan;

     (b) determine all matters relating to the eligibility of persons to become Participants in the Plan and determine whether or not any eligible Employee has become a Participant in the Plan;

     (c) determine whether and when the employment of any Participant has been terminated and, if material to a determination of the benefits of such Participant, the cause of such termination;

     (d) decide all questions and disputes which may arise from time to time with respect to the rights under the Plan of Employees, Participants and all other persons who may be entitled to benefits under the Plan;

     (e) compute, or cause to be computed, the amount of benefits which will be payable to any Participant or other person, to determine the person or persons to whom such benefits will be paid and to authorize the payment of such benefits;

     (f) from time to time in writing furnish to the Trustee all such information, data and directions as may be required by the Trustee or the terms of this instrument for the performance by the Trustee of its duties hereunder;

     (g) determine such matters as may from time to time be submitted to him by the Trustee which the Trustee states to be necessary for it properly to discharge its duties, powers and obligations under this instrument;

     (h) keep, or cause to be kept, such books and records as may be necessary or appropriate for the orderly administration of the Plan, all such books and records to be open to inspection at any time by the Company;

     (i) execute and file, or cause to be executed and filed, such reports or other documents, and make, or cause to be made, such disclosures, as the Plan or any one acting for the Plan may be required to execute and file or make by any applicable law or statute now or hereafter enacted, unless otherwise provided by such law or statute;

     (j) interpret and construe any and all of the provisions of this instrument and any and all documents and materials developed, maintained or used in connection with the administration of the Plan; and

     (k) perform all such other duties and acts as may be required to be performed by the Administrator by the terms of this instrument and the operation of the Plan.

     10.4 EFFECT OF INTERPRETATION OR DETERMINATION. Any interpretation of the Plan or other determination with respect to the Plan by the Administrator shall be final and conclusive on all persons in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously.

     10.5 NONDISCRIMINATORY EXERCISE OF AUTHORITY. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, he shall exercise his authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

     10.6 NAMED FIDUCIARY. The Administrator will be a "named fiduciary" for purposes of section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, except that he will have no authority over the investment of the assets of the Trust Fund.

     10.7 INDEMNIFICATION. The Company agrees to indemnify the Administrator and save him harmless against any and all liability occasioned by or arising out of any action taken, suffered or omitted in good faith by him.

     10.8 EXAMINATION OF RECORDS. The Administrator will make available to each Participant such of its records as pertain to him, for examination at reasonable times during normal business hours.

     10.9 CLAIMS AND REVIEW PROCEDURES.

     (a) CLAIMS PROCEDURE. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

     (b) REVIEW PROCEDURE. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given, to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

     10.10 MEMBERSHIP OF INVESTMENT COMMITTEE. The Investment Committee shall be comprised of the number of persons determined by the Board of Directors and appointed in writing by MacDermid, Incorporated. Any member of the Committee may at any time be removed from office by MacDermid, Incorporated by notice in writing delivered or mailed by registered mail, postage prepaid, to such member and to each other member of the Committee. Such removal shall be effective on the date specified therein or, if no date is specified, on the fifth day next following the date of such notice. Whenever a member of the Committee who is an Employee of the Company shall cease to be such Employee, he shall automatically cease to be a member of the Committee. Any member of the Committee may resign by instrument in writing delivered or mailed by registered mail, postage prepaid, to the Corporation. Such resignation shall be effective on the date specified therein or, if no date is specified, on the fifth day next following the date of such instrument. Each vacancy in the Committee, however arising, shall be filled by MacDermid, Incorporated by the appointment in writing of a successor; provided, that if, after the expiration of a period of 30 days following receipt by the Corporation from the remaining members of the Committee of a written request to fill any such vacancy, MacDermid, Incorporated shall have failed to do so, the remaining members of the Committee shall have the power to fill the same by instrument in writing delivered or mailed by registered mail, postage prepaid, to the Corporation and to the Trustee. During the existence of a vacancy on the Committee the remaining members thereof shall have and may exercise all the powers and authority of the Committee.

     10.11 ACTION BY INVESTMENT COMMITTEE. The Committee shall act by a majority (but not less than two) of its members; PROVIDED, that no member of the Committee shall vote or decide upon any matter relating to himself as a Participant, but all such matters shall be voted or decided by the other members of the Committee and in case they do not agree may be determined by the

Trustee, and the vote, decision or determination of such other members or the Trustee, as the case may be, shall be final, binding and conclusive upon the interested member of the Committee. A formal meeting of the Committee need not be called or held for the purpose of making any decision, but decisions may be made and evidenced by a written document signed by a majority of the Committee. A Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing with the other members of the Committee and the Corporation shall not be responsible for such action or failure to act.

     10.12 INVESTMENT INSTRUCTIONS. The Committee shall have the authority to select the separate investment funds within the Trust Fund and, to the extent investments are not directed by Participants in accordance with Section 5.7, to instruct the Trustee regarding the investment and reinvestment of the Trust Fund and may delegate such authority to the Administrator. All such instructions to the Trustee shall be in writing and, if such instructions are given by the Committee, shall be signed by a majority of the Committee members. Except to the extent otherwise provided by applicable law, in acting pursuant to written instructions of the Committee or the Administrator, the Trustee shall not be liable for any loss resulting from following such written instructions.

     10.13 NONDISCRIMINATION AND STANDARD OF CARE. In exercising the powers and duties vested in them under this instrument, neither the Administrator nor the Committee shall discriminate among Participants, each of whom shall be given the same consideration under like circumstances, and all such powers and duties shall be discharged with the care, skill, prudence and diligence under the circumstances that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and in accordance with the terms of the documents and instruments governing the Plan.

     10.14 PAYMENT OF EXPENSES. All costs and expenses incurred in the administration of the Plan, including fees and expenses of the Trustee, shall be paid by the Company or, to the extent not paid by the Company, by the Plan. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of Company Stock by the Trustee shall be paid by the Company or, to the extent not paid by the Company, by the Plan. Taxes, if any, upon, or in respect of, any assets held by the Trustee or income therefrom, which are payable by the Trustee, shall be charged against the applicable Accounts of Participants as the Trustee and the Administrator shall determine.

     10.15 COMPENSATION AND INDEMNIFICATION. Neither the Administrator nor the Committee shall be entitled to compensation for their services, but the Company agrees to reimburse the Administrator and the Committee for any and all necessary expenses incurred by them. The Company agrees to indemnify and save harmless each of the Administrator and the members of the Committee against any and all liability occasioned by or arising out of any action taken, suffered or omitted in good faith by him. Any reasonable expenses incurred in administering the Plan may be paid by the Company, or to the extent not paid by the Company, from the Trust Fund.

                                   ARTICLE XI

                            AMENDMENT AND TERMINATION


     11.1 AMENDMENT. MacDermid, Incorporated shall have the right, at any time and from time to time, to modify or amend this instrument or any of its provisions by action of the Board of Directors, each such modification or amendment to be by instrument in writing, executed by MacDermid, Incorporated; PROVIDED, that no such modification or amendment shall be such, or shall be so construed, as to:

     (a) cause or permit any assets of the Trust Fund to be diverted to purposes other than the exclusive benefit of Participants and their beneficiaries (as provided in Section 12.2);

     (b) reduce without his consent the benefits then accrued of any Participant in the Plan; or

     (c) change, without the prior written consent of the Trustee or Administrator, as the case may be, any of the powers, rights, duties or obligations of the Trustee or Administrator, as the case may be, unless such modification or amendment is necessary or appropriate in order to qualify the trust hereunder as an exempt trust under the provisions of section 401(a) and 501 of the Code, or to retain for the trust such qualified status.

     11.2 TERMINATION. Although MacDermid, Incorporated expects to continue the Plan indefinitely, it expressly reserves the right to terminate it any time by instrument in writing, such termination to be effective on the date specified in such instrument. From and after the termination date so specified, no further contributions shall be made by the Company and the Trustee shall forthwith proceed with the liquidation of the Trust Fund and each person who is a Participant in the Plan or entitled to benefits under the Plan on said date shall be entitled to a nonforfeitable benefit, payable in a single lump sum payment, equal in amount to that proportion of the value (after such liquidation and the payment of the expenses of liquidation and termination) of the Trust Fund which the net credit balance in the accounts maintained on behalf of such Participant on said termination date bears to the total of all net credit balances in the accounts of all Participants on said termination date. In the event that a partial termination of the Plan shall be deemed to have occurred, each Participant affected shall be entitled to a nonforfeitable benefit equal in amount to the net credit balance in the accounts maintained on behalf of such Participant as of the date such partial termination is deemed to have occurred. Although a suspension of Company contributions may occur without being deemed a termination of the Plan, the permanent discontinuance by the Company of further contributions under the Plan shall be deemed to be a termination by the Company of the Plan as hereinbefore provided. If the Company or an Affiliated Company maintains a defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code), a Participant's benefit will not be distributed without the Participant's consent. In the event a successor plan, as defined for purposes of section 401(k) of the Code, is established or maintained, distribution shall be made in accordance with the requirements of such Code section. Upon the completion of distributions hereunder, the Trust Fund will terminate and no Participant or other person shall have any claims thereunder, except as required by applicable law.

     11.3 TERMINATION IN EVENT OF CERTAIN CHANGES IN OWNERSHIP OF THE COMPANY. In the event that at any time the Company shall have a "Principal Stockholder," as hereinafter defined, then notwithstanding anything to the contrary contained herein, unless a majority of the "Continuing Directors", as hereinafter defined, shall have, on or before the date of termination hereinafter specified, voted to continue the Plan, the Plan shall terminate as of the twenty-first day next following the date on which the Board of Directors becomes aware that it has a Principal Stockholder. Thereupon, the Accounts of all Participants shall become fully vested and nonforfeitable and all amounts then held in the Participants' Accounts shall be immediately distributed to such Participants in the manner provided in Section 11.2, subject to a prior favorable determination by the Internal Revenue Service with respect to the Plan termination, which shall be promptly applied for.

     For purposes of this Section 11.3, (a) the term "Principal Stockholder" shall mean any corporation, person, or other entity ("person") owning beneficially, directly or indirectly, shares of the capital stock of the Company entitled to cast 25 percent or more of the votes at the time entitled to be cast generally in the election of Directors by all of the outstanding shares of all classes of capital stock of the Company (other than any such shares held by any qualified employee benefit plan maintained by the Company), considered for purposes of this Section 11.3 as one class; (b) in determining such ownership, a person shall be deemed to be the beneficial owner of any shares of capital stock of the Company which are beneficially owned, directly or indirectly, by any other person (i) with which it or its "affiliate" or "associate," as hereinafter defined, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Company or (ii) which is its "affiliate" or "associate"; (c) the term "Continuing Director" shall mean a person who was a member of the Board of Directors of the Company elected by the public stockholders prior to the time that the Company had a Principal Stockholder, or a person recommended to succeed a Continuing Director by a majority of Continuing Directors; (d) a person shall be deemed to be an "affiliate" of, or affiliated with, a specified person if such person directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and (e) the term "associate" used to indicate a relationship with any person shall mean (i) any corporation or organization (other than the Company or any subsidiary of the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity security, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

     11.4 NOTICES WITH RESPECT TO TERMINATION. No payment of benefits or distribution of assets shall be made by the Trustee hereunder until receipt by it of written confirmation from the

Company that it has given all notices and prepared and filed all reports which may be required by law.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS


     12.1 PARTICIPANT AND EMPLOYEE RIGHTS. This instrument and the Plan embodied herein and established hereby shall not be deemed to give any Participant or any Employee the right to be retained in the employ of the Company or an Affiliated Company, or confer on or create in any Participant or any Employee any rights of any name or nature, legal or equitable, except such as are expressly set forth herein. Neither anything contained in this instrument nor any action taken by the Company hereunder shall in any way prevent the Company or an Affiliated Company from terminating at any time the employment of any Employee or Participant, present or future, nor subject it to any liability under this instrument for any such termination.

     12.2 EXCLUSIVE BENEFIT. This instrument and the Plan embodied herein and established hereby are for the exclusive benefit of the Employees of the Company. No part of the assets of the Trust Fund shall be held for purposes other than the exclusive benefit of Participants and their beneficiaries and the payment of expenses of administering the Plan and Trust Fund. Except as provided in Section 4.9, no funds paid to the Trustee under the Plan and no funds or property at any time held by the Trustee hereunder shall revert or inure to the possession, ownership or control of the Company.

     12.3 RELEASE BY PARTICIPANTS. Except to the extent that it relieves the Company, the Administrator or the Trustee from responsibility or liability for any responsibility, obligation or duty owing to the Plan or any Participant, any payment to any Participant or to any person entitled to a benefit under the Plan, made in accordance with the provisions of this instrument, shall to the extent thereof be in full satisfaction of all claims against any or all of the Trustee, the Administrator and the Company, any of whom may require such Participant or person, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrator or the Company, as the case may be.

     12.4 MERGER. In the event of any merger or consolidation of the Plan with any other plan, or in the event of any transfer of assets and liabilities from the Plan to any other plan, the assets of the Plan applicable to any Participant shall be transferred to such other plan only if the benefit to which such Participant is entitled immediately after the merger, consolidation or transfer (determined as if the plan had then terminated) is equal to or greater than the benefit which he would have been entitled to receive if the Plan had terminated immediately prior to such merger, consolidation or transfer.

     12.5 GOVERNING LAW. This instrument shall be construed, and the rights and liabilities of all persons hereunder shall be determined, in accordance with the laws of the State of Connecticut, to the extent not preempted by ERISA.

                                   SCHEDULE A

                             MACDERMID, INCORPORATED

                PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN






                       (As amended and restated generally
                            effective April 1, 1996)

                   MACDERMID, INCORPORATED PROFIT SHARING AND
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----


ARTICLE I  PREAMBLE...............................................................................................1

ARTICLE II  DEFINITIONS AND CONSTRUCTION..........................................................................3
         2.1      "Acquisition Loan"..............................................................................3
         2.2      "Administrator".................................................................................3
         2.3      "Affiliated Company"............................................................................3
         2.4      "Approved Leave"................................................................................3
         2.5      "Board of Directors"............................................................................3
         2.6      "Break in Service"..............................................................................3
         2.7      "Cash Distributions"............................................................................4
         2.8      "Code"..........................................................................................4
         2.9      "Company".......................................................................................4
         2.10     "Compensation"..................................................................................4
         2.11     "Continuous Employment".........................................................................5
         2.12     "Credited Service"..............................................................................5
         2.13     "Early Retirement Age"..........................................................................5
         2.14     "Effective Date"................................................................................6
         2.15     "Elective Contribution".........................................................................6
         2.16     "Elective Contribution Account".................................................................6
         2.17     "Employee"......................................................................................6
         2.18     "Employee ESOP Contribution"....................................................................6
         2.19     "Employee ESOP Contribution Account"............................................................6
         2.20     "Employee Profit Sharing Contribution"..........................................................6
         2.21     "Employee Profit Sharing Contribution Account"..................................................7
         2.22     "Employee Stock Ownership Plan" or "ESOP".......................................................7
         2.23     "Employer Contribution".........................................................................7
         2.24     "Employer Contribution Account".................................................................7
         2.25     "Employer ESOP Contribution"....................................................................7
         2.26     "Employer ESOP Contribution Account"............................................................7
         2.27     "ERISA".........................................................................................7
         2.28     "Fiduciary".....................................................................................7
         2.29     "Forfeiture"....................................................................................7
         2.30     "Highly Compensated Employee"...................................................................7
         2.31     "Hours of Service"..............................................................................8
         2.32     "Income".......................................................................................11
         2.33     "Investment Committee".........................................................................11
         2.34     "Investment Manager"...........................................................................11
         2.35     "MacDermid Imaging"............................................................................12
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
         2.36     "MacDermid Imaging Plan".......................................................................12
         2.37     "Normal Retirement Age"........................................................................12
         2.38     "Participant"..................................................................................12
         2.39     "Plan".........................................................................................12
         2.40     "Plan Year" or "Limitation Year"...............................................................12
         2.41     "Prior ESOP"...................................................................................12
         2.42     "Prior Plan"...................................................................................12
         2.43     "Profit Sharing Plan"..........................................................................12
         2.44     "Required Matching Amount".....................................................................12
         2.45     "Transferred National Starch Employee".........................................................12
         2.46     "Trustee"......................................................................................12
         2.47     "Trust Agreement"..............................................................................13
         2.48     "Trust Fund"...................................................................................13
         2.49     "Valuation Date"...............................................................................13

ARTICLE III  PARTICIPATION AND SERVICE...........................................................................14
         3.1      Participation..................................................................................14
         3.2      Termination of Participation...................................................................15
         3.3      Rejoining After Termination of Participation...................................................16
         3.4      Inactive Status................................................................................16
         3.5      Prior Plan Provisions to Apply to Certain Persons..............................................16

ARTICLE IV  CONTRIBUTIONS........................................................................................17
         4.1      Employer Contributions.........................................................................17
         4.2      Employee Profit Sharing Contributions..........................................................17
         4.3      Elective Contributions.........................................................................18
         (a)      Elective Contributions to Profit Sharing Plan..................................................18
         (b)      Elective Contributions to ESOP.................................................................18
         (c)      Salary Reduction Agreements, Etc...............................................................18
         4.4      Employee ESOP Contributions....................................................................19
         4.5      Employer ESOP Contributions....................................................................20
         4.6      Cash Distributions.............................................................................20
         4.7      Limitations on Allocations to Participants.....................................................21
         (a)      Limitations on Annual Additions Under Code Section 415.........................................21
         (b)      Nondiscrimination Provisions Under Code Section 401(k)(3)......................................22
         (c)      Nondiscrimination Provisions Under Code Section 401(m)(2)......................................23
         (d)      Limitation of Code Section 402(g)..............................................................24
         4.8      Limit on Contributions of Company..............................................................24
         4.9      Limited Return of Contributions................................................................24
         4.10     Certain Transfers..............................................................................24

ARTICLE V  ALLOCATIONS TO PARTICIPANTS' ACCOUNTS.................................................................26
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
         5.1      Individual Accounts............................................................................26
         5.2      Computation and Allocation of Employer Contributions...........................................26
         5.3      Allocation of Employee Profit Sharing and Employee ESOP Contributions..........................26
         5.4      Allocation of Elective Contributions...........................................................26
         5.5      Allocation of Employer ESOP Contributions and Forfeitures......................................26
         5.6      Allocation of Income and Dividends.............................................................27
         5.7      Forfeitures....................................................................................28
         5.8      Account Value..................................................................................28
         5.9      Investment Options Under Profit Sharing Plan...................................................29
         5.10     Transfers Among Investment Funds...............................................................29
         5.11     Purchase, Voting and Other Rights on Company Stock.............................................30
         5.12     Certain Protections with Respect to ESOP Stock.................................................31
         5.13     Allocation of Company Stock Purchased with Acquisition Loan....................................31
         5.14     Interest of Participants in Trust Fund.........................................................32

ARTICLE VI  BENEFITS.............................................................................................33
         6.1      Retirement.....................................................................................33
         6.2      Disability.....................................................................................33
         6.3      Benefits on Death..............................................................................33
         6.4      Vesting........................................................................................34
         6.5      Changes in Vesting Schedule....................................................................34
         6.6      Manner of Payment of Benefits..................................................................34
         6.7      Election to Take Benefits in Stock.............................................................35
         6.8      Time of Payment of Benefits....................................................................36
         6.9      Separate Account...............................................................................36
         6.10     Cash-Outs of Certain Benefits..................................................................37
         6.11     Restoration of Benefits........................................................................37
         6.12     Direct Rollover................................................................................37
         6.13     Immediate Distributions........................................................................38
         6.14     Required Distributions.........................................................................38
         6.15     Latest Commencement Date of Benefits...........................................................39
         6.16     Nonalienation of Benefits......................................................................40
         6.17     Distributions Required by a Qualified Domestic Relations Order.................................42
         6.18     No Vested Rights...............................................................................42
         6.19     Incapacity of Payee............................................................................42

ARTICLE VII  WITHDRAWALS.........................................................................................43
         7.1      Hardship Withdrawals...........................................................................43
         (a)      Amount of Withdrawal...........................................................................43
         (b)      Immediate and Heavy Financial Need.............................................................43
         (c)      Effect of Hardship Distribution................................................................44
         7.2      Withdrawals From Employee Profit Sharing Contribution Account..................................44
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
         7.3      Withdrawals from ESOP Accounts.................................................................45
         7.4      Distribution of Dividends Payable on ESOP Stock................................................45
         7.5      Election to Diversify under ESOP...............................................................45
         7.6      Loans To Participants..........................................................................46

ARTICLE VIII  TOP-HEAVY PROVISIONS...............................................................................49
         8.1      Top-Heavy Minimum Contributions................................................................49
         8.2      Top-Heavy Vesting..............................................................................49
         8.3      Adjustment to Limitation on Benefits...........................................................49
         8.4      Definitions....................................................................................49
         (a)      "key employee".................................................................................49
         (b)      "top-heavy plan year"..........................................................................50

ARTICLE IX  TRUSTEE..............................................................................................52
         9.1      Appointment....................................................................................52
         9.2      Removal and Replacement........................................................................52
         9.3      Changes in Trust Arrangements..................................................................52
         9.4      Group or Common Trust Funds....................................................................52

ARTICLE X  ADMINISTRATION OF PLAN................................................................................53
         10.1     Allocation of Fiduciary Responsibility.........................................................53
         10.2     Appointment of Administrator...................................................................53
         10.3     Power and Duties...............................................................................54
         10.4     Effect of Interpretation or Determination......................................................55
         10.5     Nondiscriminatory Exercise of Authority........................................................55
         10.6     Named Fiduciary................................................................................55
         10.7     Indemnification................................................................................55
         10.8     Examination of Records.........................................................................55
         10.9     Claims and Review Procedures...................................................................55
         (a)      Claims Procedure...............................................................................55
         (b)      Review procedure...............................................................................56
         10.10    Membership of Investment Committee.............................................................56
         10.11    Action by Investment Committee.................................................................57
         10.12    Investment Instructions........................................................................57
         10.13    Nondiscrimination and Standard of Care.........................................................57
         10.14    Payment of Expenses............................................................................57
         10.15    Compensation and Indemnification...............................................................58
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
ARTICLE XI  AMENDMENT AND TERMINATION............................................................................59
         11.1     Amendment......................................................................................59
         11.2     Termination....................................................................................59
         11.3     Termination in Event of Certain Changes in Ownership of the Company............................60
         11.4     Notices with Respect to Termination............................................................61

ARTICLE XII  MISCELLANEOUS PROVISIONS............................................................................62
         12.1     Participant and Employee Rights................................................................62
         12.2     Exclusive Benefit..............................................................................62
         12.3     Release by Participants........................................................................62
         12.4     Merger.........................................................................................62
         12.5     Governing Law..................................................................................63


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